UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Cleco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 20, 2007

March 9, 2007

CLECO CORPORATION

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 20, 2007

PLACE	Best Western Inn & Suites and Conference Center of Alexandria 2720 North MacArthur Drive The Conference Center Alexandria, Louisiana 71303

ITEMS OF BUSINESS	(1) To elect four directors each of whom will serve a three-year term expiring in 2010, or until their successors are elected and qualified.

(2)    To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

(3) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a shareholder of record as of the close of business on February 20, 2007.

ANNUAL REPORT	Our 2006 Annual Report and Form 10-K for the fiscal year ended December 31, 2006, neither of which is a part of the proxy soliciting material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Judy P. Miller
Corporate Secretary

March 9, 2007

PROXY STATEMENT

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2007

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 20, 2007, at the Best Western Inn & Suites and Conference Center of Alexandria, 2720 North MacArthur Drive, The Conference Center, Alexandria, Louisiana 71303 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on February 20, 2007 will be entitled to vote upon proposals relating to:

•	the election of four directors each of whom will serve until the annual meeting in 2010, or until their successors are elected and qualified;

•

the ratification of the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	the consideration of any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the four nominees for director and “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm.

This proxy statement and the accompanying proxy card are being mailed first on or about March 9, 2007 to record shareholders of Cleco as of the close of business on February 20, 2007.

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” or the “Company” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Company, Inc. to assist in the solicitation of proxies. Morrow’s fee is approximately $7,500 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400. Cleco’s homepage on the Internet is located at http://www.cleco.com.

Record Date and Voting Rights

Holders of record of outstanding voting stock as of the close of business on February 20, 2007 are entitled to receive notice of and to vote at the annual meeting. As of February 20, 2007, there were 57,680,236 shares of Cleco common stock outstanding and 200,925 shares of Cleco preferred stock outstanding. As of February 20, 2007, all officers and directors of Cleco, as a group, beneficially owned 2.4% of the outstanding shares of Cleco common stock and 2.8% of the outstanding shares of Cleco preferred stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

•	Proposal 1—the election of four directors to serve until the 2010 annual meeting of shareholders, or until their successors are elected and qualified; and

•	Proposal 2—the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Generally, under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. Under Louisiana law and Cleco’s Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan (“DRIP”).

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan (“401(k) Savings Plan”), you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund of the 401(k) Savings Plan as of the close of business on February 20, 2007, the record date for the annual meeting. You also may vote the number of shares of Cleco preferred stock allocated to your account under the 401(k) Savings Plan as of the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement. The trustee under the 401(k) Savings Plan and/or the custodian under the Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the four nominees for director and “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm, and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby canceling his or her proxy.

PROPOSAL NUMBER 1—ELECTION OF FOUR CLASS I DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 10 directors: four are in Class I, three are in Class II, and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The four Class I director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2010, or until their successors are elected and qualified.

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The four persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes II and III, who are continuing as directors at this time and whose terms of office expire in 2008 and 2009, respectively, are named below following the information concerning the four nominees for election as Class I directors.

Cleco’s board of directors unanimously has approved the nomination of the four nominees for Class I director and recommends that you vote “FOR” the election of the four nominees for Class I director.

Below is information concerning the four nominees for election as Class I directors at the annual meeting, as well as the continuing Class II and Class III directors, including the business experience of each during the past five years.

Class I Directors (nominees to be elected at the 2007 annual meeting; terms of office expire in 2010)

•

Sherian G. Cadoria, who is retired, served as president of Cadoria Speaker and Consultancy Service for more than five years before retiring in December 2004. She also retired as Brigadier General of the United States Army in 1990 after a 29-year military career. General Cadoria, who is 67 years old, has been a director of Cleco since 1993 and is a member of the Audit, Nominating/Governance and Qualified Legal Compliance Committees.

•

Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 68 years old, has been a director of Cleco since 1997 and is a member of the Audit, Nominating/Governance and Qualified Legal Compliance Committees. He is also a director of Whitney Holding Corporation and Whitney National Bank.

•

Michael H. Madison has served as president and chief executive officer of Cleco since May 2005 and as president and chief operating officer of Cleco Power LLC, the wholly owned utility subsidiary of Cleco Corporation, from October 2003 to May 2005. He was state president, Louisiana-Arkansas with American Electric Power from June 2000 to September 2003. Mr. Madison, who is 58 years old, joined Cleco in 2003 and was elected a director by the board of directors in May 2005. Mr. Madison is a member of the Executive Committee.

•

W. L. Westbrook was employed by Southern Company from April 1964 to March 2001 and was its chief financial officer and senior risk officer from 1986 until his retirement in 2001. He was responsible for finance, accounting, tax, risk management and investor relations. Mr. Westbrook was retained as a consultant by Mirant Corporation, a former subsidiary of Southern Company, in August 2002 and served as senior vice president and interim principal accounting officer until March 2003. In July 2003, Mirant Corporation and certain of its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In January 2006, Mirant Corporation exited bankruptcy. Mr. Westbrook, who is 68 years old, has been a director of Cleco since July 2003 and is chairman of the Audit Committee and a member of the Executive and Finance Committees.

Class II Directors (terms of office expire in 2008)

•

William L. Marks is a director of and has been chairman and chief executive officer of Whitney Holding Corporation, a bank holding company engaged in commercial, retail and international banking services, as well as brokerage, investment, trust and mortgage services, and Whitney National Bank for more than five years. Mr. Marks, who is 63 years old, has been a director of Cleco since 2001 and is chairman of the Finance Committee and a member of the Compensation and Executive Committees. He is also a director of Adtran, Inc. and serves on the board of trustees of Wake Forest University.

•

Robert T. Ratcliff, Sr. has been chairman, president and chief executive officer of Ratcliff Construction Company, LLC, a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, for more than five years. Mr. Ratcliff, who is 64 years old, has been a director of Cleco since 1993 and is a member of the Audit and Finance Committees.

•

William H. Walker, Jr., who is retired, was employed by Howard Weil, Inc., an investment banking firm, as president for more than five years before retiring in 2005. He also served as a member of the board of directors of Howard Weil, Inc. during that time. Mr. Walker, who is 61 years old, has been a director of Cleco since 1996 and is chairman of the Compensation Committee and a member of the Executive and Finance Committees.

Class III Directors (terms of office expire in 2009)

•

J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Mr. Garrett, who is 63 years old, has been a director of Cleco since 1981. Mr. Garrett is chairman of the board of directors and chairman of the Executive, Nominating/Governance and Qualified Legal Compliance Committees. Mr. Garrett also presides over executive sessions of non-management directors.

•

F. Ben James, Jr. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James, who is 71 years old, has been a director of Cleco since 1986 and is a member of the Audit, Compensation, Nominating/Governance and Qualified Legal Compliance Committees.

•

Elton R. King, who is retired, was employed as president and chief executive officer of Visual Networks, Inc., a company engaged in providing application performance and network management solutions, from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. in 1999, where he had been employed for more than five years, serving most recently as the president of its network and carrier services group. Mr. King, who is 60 years old, has been a director of Cleco since 1999 and is a member of the Compensation and Finance Committees.

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to six committees. These are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating/ Governance Committee and the Qualified Legal Compliance Committee. The members of those committees are identified, as appropriate, under “—Class I Directors,” “—Class II Directors” and “—Class III Directors” above. In accordance with current listing standards of the New York Stock Exchange (“NYSE”), Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards which were last revised by the board of directors in January 2005 were included as Appendix B to the 2006 proxy statement and are posted on Cleco’s Web site at www.cleco.com. A copy of the standards also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The board of directors has determined that all of its directors, except Mr. Madison, who is chief executive officer of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Executive Committee exercises all powers of the board of directors, as defined and limited by Cleco’s Bylaws, between meetings of the full board whenever it is not desirable or practical to conduct a meeting of the full board. The Executive Committee operates under a written charter adopted by the board of directors in January 2003 and revised in May 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Executive Committee did not meet in 2006.

The Audit Committee selects Cleco’s independent registered public accounting firm, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors in April 2000 and last revised in April 2006, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Audit Committee held eleven meetings, six of which were formal telephone meetings, during 2006.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under Cleco’s 2000 Long-Term Incentive Compensation Plan (“LTIP”). The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in July 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Compensation Committee held five meetings, one of which was a formal telephone meeting, in 2006.

The Finance Committee reviews and recommends to the board of directors actions related to Cleco’s dividend and investment policies, corporate financing plans and major financial undertakings. The Finance Committee operates under a written charter adopted by the board of directors in May 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Finance Committee held five meetings in 2006.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board, nominees for officers of Cleco and its affiliates, and changes to Cleco’s Corporate Governance Guidelines. The Nominating/Governance Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in May 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Nominating/Governance Committee held four meetings in 2006.

Cleco’s board of directors held four regular meetings and four special meetings during 2006. Generally, in months when a formal meeting is not held, members of Cleco’s board of directors are provided with written reports regarding the operations of Cleco, may hold informal telephone conference meetings if business needs dictate, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2006, all directors attended at least 75% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2006 annual meeting of shareholders was attended by all directors serving at that time.

During 2006, all members of Cleco’s board of directors served as members of the board of managers of Cleco Power LLC, Cleco’s wholly owned utility subsidiary.

Cleco’s Corporate Governance Guidelines

Cleco’s Corporate Governance Guidelines were adopted by the board of directors in January 2002. These guidelines are intended to complement Cleco’s Amended and Restated Articles of Incorporation and Bylaws and address, among other things, the mission, the structure, and the operation of the board of directors. The guidelines may change from time to time as the board of directors may determine such change to be in the best interest of Cleco and its shareholders. The Corporate Governance Guidelines were last revised in July 2006 and are posted on Cleco’s Web site at www.cleco.com. The Corporate Governance Guidelines also are available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s Code of Business Conduct & Ethics

Cleco has adopted a Code of Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and treasurer. Cleco also has adopted Ethics & Business Standards applicable to all employees and the board of directors. In addition, the board of directors has adopted Conflicts of Interest and Related Policies to prohibit certain conduct and to reflect the expectation of the board of directors that its members engage in and promote honest and ethical conduct in carrying out their duties and responsibilities, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and corporate opportunities. Under the Conflicts of Interest and Related Policies, Cleco considers transactions that are reportable under the Securities and Exchange Commission’s (“SEC”) rules for transactions with related parties to be conflicts of interest and prohibits them. Any request, waiver, interpretation or other administration of the policy shall be referred to the Nominating/Governance Committee of Cleco’s board of directors. Any recommendations by the Nominating/Governance Committee to implement a waiver shall be referred to the full board of directors for a final determination. The Code of Conduct, Ethics & Business Standards, and Conflicts of Interest and Related Policies are posted on Cleco’s Web site at www.cleco.com. Each of these documents also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Director Nomination Process

Cleco’s Corporate Governance Guidelines set forth Cleco’s method of selecting director nominees and provide for annual evaluations of the board and the board committees as a whole. In connection with these evaluations, which were completed for the first time in 2004, Cleco’s board of directors identified, and the Nominating/Governance Committee compiled, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. When a position on the board of directors becomes vacant, or if the number of the members on the board of directors is being increased, the Nominating/Governance Committee will review these attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the committee will make a recommendation to the board of directors regarding a candidate either to be nominated at the next annual meeting of shareholders or elected by the board between such meetings.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the recommendation. Cleco’s Nominating/Governance Committee did not receive any nominees for election as director at the 2007 annual meeting of shareholders from a shareholder or group of shareholders who individually, or in the aggregate, beneficially owned more than 5% of Cleco’s voting common stock for at least one year.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders.”

Communications with the Board of Directors

The Corporate Governance Guidelines provide for communications with the board of directors by shareholders and other interested persons. In order that shareholders, employees and other interested persons may make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board may do so by addressing such communication as follows:

Chairman of the Board of Directors

c/o Corporate Secretary

Cleco Corporation

P. O. Box 5000

Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table describes the Cleco common stock and Cleco preferred stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 1, 2007, and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock					Amount and Nature of Beneficial Ownership of Preferred Stock
	Direct(1)	Options Exercisable Within 60 Days(2)	Other(3)		Percent of Class	Number of Shares(4)		Percent of Class
Directors and Nominees
Sherian G. Cadoria	11,248	22,200	—		*	—		—
Richard B. Crowell	90,388	7,500	130,615	(5)	*	—		—
J. Patrick Garrett	66,392	20,834	—		*	—		—
F. Ben James, Jr.	18,363	20,834	—		*	—		—
Elton R. King	22,171	18,056	—		*	—		—
William L. Marks	20,916	14,167	—		*	—		—
Robert T. Ratcliff, Sr.	15,631	19,168	—		*	—		—
William H. Walker, Jr.	93,512	19,168	—		*	—		—
W. L. Westbrook	20,937	6,750	—		*	—		—

Named Executive Officers
Michael H. Madison(6)	59,663	3,000	1,119		*	117		*
Kathleen F. Nolen	24,934	20,334	9,426		*	824		*
Dilek Samil	49,424	9,614	1,199		*	125		*
Samuel H. Charlton III	39,821	43,000	1,896		*	197		*
William G. Fontenot	26,886	66,000	9,845		*	653		*

Former Executive Officers
R. O’Neal Chadwick, Jr.(7)	17,157	—	2,613		*	272		*
Mark H. Segura(8)	23,724	65,000	3,513		*	366		*
All directors, nominees and executive officers as a group (25 persons, including those listed above)	726,021	484,673	190,651	(9)	2.4%	5,703	(9)	2.8%

*	Less than 1% of the outstanding stock of the class.
(1)

“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the 401(k) Savings Plan and shares of common stock granted as restricted stock awards under Cleco’s long-term incentive plans, which include the LTIP and the 1990 Long-Term Incentive Compensation Plan which expired in December 1999. No additional grants can be made under the 1990 plan. Shares of common stock under the 401(k) Savings Plan were held by the persons in the table above as follows: Mr. Madison, 1,159; Ms. Nolen, 270; Ms. Samil, 44; Mr. Charlton, 7,526;

Mr. Fontenot, 2,149; Mr. Chadwick, 188; and Mr. Segura, 176. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 10,716 shares of common stock under the 401(k) Savings Plan. Shares of common stock awarded under the LTIP that were restricted as of February 1, 2007 were held by the persons in the table above as follows: Mr. Madison, 64,543; Ms. Nolen, 17,603; Ms. Samil, 32,174; Mr. Charlton, 17,277; Mr. Fontenot, 12,747; Mr. Chadwick, 1,494; Mr. Segura, 1,108; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 71,434.

(2)	“Options Exercisable Within 60 Days” reflects the number of shares that could be purchased by exercise of options at February 1, 2007 or within 60 days thereafter under Cleco’s long-term incentive plans.
(3)	“Other” represents the number of shares of common stock as to which the named individuals share voting and dispositive power with another person and also represents the equivalent common stock shares convertible from the preferred stock in the 401(k) Savings Plan.
(4)	“Number of Shares” represents the number of shares of Cleco preferred stock allocated under the 401(k) Savings Plan that are convertible into Cleco common stock.
(5)	Includes 130,615 shares owned by members of Mr. Crowell’s family and family trusts, for which beneficial ownership is disclaimed.
(6)	Mr. Madison is also a director of Cleco.
(7)	Effective August 14, 2006, Mr. Chadwick ceased to be the Senior Vice President and General Counsel of the Company.
(8)	Mr. Segura passed away on October 7, 2006.
(9)	The 401(k) Savings Plan holds Cleco preferred stock that is convertible, at any time, into shares of Cleco common stock. Executive officers of Cleco serve with other Cleco employees as the administrators of the 401(k) Savings Plan and make voting decisions with respect to any unallocated shares. As of February 1, 2007, there were no shares of Cleco preferred stock which had not yet been allocated to accounts of participants in the 401(k) Savings Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2006, each person known to Cleco to be the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Preferred Stock	JPMorgan Chase Bank Trustee of Cleco’s Savings and Investment Plan 3 Metro Tech Center, 6th Floor, Brooklyn, NY 11245	190,635	(1)	94.9%

Common Stock	T. Rowe Price Associates, Inc. (“Price Associates”) 100 E. Pratt Street Baltimore, MD 21202	3,151,850	(2)	5.4%

Common Stock	Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Global Investors, LTD (“Barclays Global”) 45 Fremont Street San Francisco, CA 94105	2,980,173	(3)	5.2%

(1)	Based upon information contained in Cleco’s records and those of Cleco’s transfer agent. The 190,635 shares are held by JPMorgan Chase Bank, as successor trustee of the 401(k) Savings Plan. The 190,635 shares are convertible into 1,830,096 shares of Cleco common stock, subject to antidilution adjustment, or approximately 3.2% of the common stock outstanding as of December 31, 2006. Participants in the 401(k) Savings Plan have voting rights for shares of Cleco preferred stock allocated to their accounts. The trustee is required to vote unallocated shares in accordance with instructions received from the plan administrator of the 401(k) Savings Plan. As of December 31, 2006, there were no shares of Cleco preferred stock which had not yet been allocated to accounts of participants in the 401(k) Savings Plan. The trustee also holds 1,035,566 shares of Cleco common stock, which are allocated to the accounts of individual plan participants. The trustee may vote shares of common stock allocated to a participant’s account only in accordance with instructions received from the participant. The combined holdings of the trustee under the 401(k) Savings Plan, on an as-converted basis with regard to the Cleco preferred stock, are 2,865,662 shares, or 5.0%, of the outstanding shares of Cleco common stock as of December 31, 2006.
(2)	As of December 31, 2006, based solely on a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3)	As of December 31, 2006, based solely on a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors for which Barclays Global serves as banker and/or investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Barclays Global is deemed to be a beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied, except that Mr. Madison, Mr. Chadwick and Mr. Segura each failed to timely file one report on Form 4 with respect to one transaction each.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Officers Compensation Philosophy

Our overall executive officer compensation philosophy is to provide a comprehensive, market-based compensation program that attracts, retains and motivates our executive officer team to produce superior business performance and increased shareholder value. As such, we seek not only to provide a total compensation package that is similar to those of comparable electric utilities and energy service companies, but one that also results in having a greater portion of compensation that is “at-risk” based on pre-determined performance targets. In making these determinations, we annually review each compensation component and compare them to various internal and external performance standards, as discussed below. Our general executive officer compensation philosophy is further guided by the following:

•	Ensuring a direct link between executive officer compensation and corporate financial and operational performance, both at the company and individual level;

•	Providing incentives to increase corporate and operational performance and shareholder value so that executive officer interests and actions are aligned with those of our shareholders; and

•

Rewarding, through our pay-for-performance approach, the successful development and execution of our business strategy when corporate performance and shareholder value results exceed those achieved by comparable electric utilities and energy services companies.

Executive Officers Compensation Program Policy

Our general compensation philosophy is further defined by the following compensation objectives specific to executive officers and other key employees:

•

Base salary levels targeted at 8% to 10% below the 50th percentile (or midpoint) of the competitive market as defined by the Base Peer Group (see “Comparator Groups—Base Peer Group” below for the composition of this group);

•

An annual, adjustable cash bonus as a percentage of base pay that targets between the 50th and 75th percentile of the competitive market (Base Peer Group) when target financial and operational performance is achieved. Awards may be adjusted upward or downward by up to 25% for each executive officer based on individual performance; and

•	Equity incentive awards provided in one of the following:

-

Performance-based restricted stock or common stock equivalent units designed to pay at the 50th percentile of the competitive market (Base Peer Group) when target levels of total shareholder return are achieved for a three-year performance cycle, or

-	Periodic stock options based on individual or overall company performance, Base Peer Group trends or our overall compensation philosophy, or

-	Time-based restricted stock designed to encourage retention or to recognize individual performance.

The total of base pay, annual cash bonus and equity incentives is designed to be approximately at the 50th percentile (or midpoint) of the Base Peer Group for our executive officers collectively; however, to ensure that our overall total compensation has a higher “at-risk” profile than the Base Peer Group, we have decided to set target base pay below the midpoint, to offset that with a higher proportional annual cash bonus target and to establish a level of equity awards containing higher performance-based or “at-risk” levels than our peers. Depending on time in the position and individual performance, any individual executive officer will be somewhat below or above the 50th percentile. We believe our philosophy achieves better alignment of management and shareholder interests by rewarding our executive officers above its peers only when performance exceeds the peers. We also believe that our overall compensation design is reasonable and competitive with the compensation programs provided to executive officers and other key employees of the Base Peer Group companies. This determination is based on our annual review of the Base Peer Group’s compensation programs by the Compensation Committee’s outside independent advisor.

Our executive officer compensation program also incorporates market-based programs in the following areas:

•

Benefits—programs that are the same as provided to all employees including paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan; and the 401(k) Savings Plan. Programs that are provided only to executive officers and certain other key employees, including a supplemental executive retirement plan (“SERP”) and a nonqualified deferred compensation plan.

•

Change in Employment Status Events—employment agreements providing exit payments to covered executive officers in the event of death, disability, involuntary termination, termination without cause, constructive termination and termination in connection with a change in control.

•	Perquisites—including financial planning; club memberships; executive officer physicals; spousal/companion travel and certain relocation provisions.

Our Compensation Committee also reviews tally sheets for each of the executive officers on an annual basis to ensure our compensation and benefit programs work as designed and intended.

Comparator Groups

Our Compensation Committee uses two comparator groups to design executive officer compensation plans and track comparable performance of those plans. These groups are referred to as comparator group(s), peer group(s), peers or the competitive market throughout this discussion. The Base Peer Group was selected based on the companies being of approximate size and scope to Cleco (after regression analysis for size differences), employing similar labor and talent pools and having their executive officer compensation data being available to the outside independent consultant who analyzes the market data for the Compensation Committee. The Compensation Committee considers the availability of such detailed market data to be critical in making comparative compensation decisions. As such, compensation policy and program design decisions, as well as annual performance targets are established against the Base Peer Group. The Incentive Peer Group was selected by the Compensation Committee in order to measure the actual performance results of our incentive plans. The Incentive Peer Group is based on the companies being part of a recognized stock market index, as well as being in the same general industry classification system. This helps ensure the Compensation Committee evaluates our actual incentive plan performance against a group of companies whose scope of operations and market capitalization is similar to Cleco’s. Data from the peer groups are an integral part of the decision process used by the Compensation Committee in determining the design, component parts and levels of awards contained in our executive officer pay programs.

Base Peer Group

For 2006 and 2007, executive officer compensation levels were evaluated using the Base Peer Group. This includes base salary, annual and long-term incentive plan targets, other potential equity awards and total compensation. The Base Peer Group consists of companies that are generally either in the Edison Electric Institute (“EEI”) Index or the S&P Small and MidCap Electric Utilities Index. We are included in both indices. The Base Peer Group consisted of the following 17 companies: Alliant Energy Corporation; Ameren Corporation; Black Hills Corporation; CH Energy Group, Inc.; DPL, Inc.; Duquesne Light Holdings, Inc.; El Paso Electric Company; Entergy Corporation; Great Plains Energy Inc.; IDACORP, Inc.; NSTAR; Otter Tail Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; PPL Corporation; SCANA Corporation;

and UniSource Energy Corporation. The Base Peer Group data are further refined through a regression analysis of total revenues in order to better relate revenues and compensation levels among the companies. This regression analysis more accurately reflects the fact that we are smaller than some companies in the peer group.

Incentive Peer Group

For 2006, the relative actual performance of the financial measures used in our annual and long-term incentive plans was determined using the Incentive Peer Group. The Incentive Peer Group consisted of the following 15 companies contained in the S&P Small and MidCap Electric Utilities Index: Allete, Inc.; Central Vermont Public Service; DPL, Inc.; Duquesne Light Holdings, Inc.; El Paso Electric Company; Great Plains Energy Inc.; Green Mountain Power Corporation; Hawaiian Electric Industries; IDACORP, Inc.; Northeast Utilities; Pepco Holdings, Inc.; Sierra Pacific Resources; UIL Holdings Corporation; UniSource Energy Corporation; and Westar Energy, Inc. The same 15 companies will be used as the Incentive Peer Group in 2007.

Compensation Program Components

Base Salary

Base salary levels are determined largely through comparisons against the Base Peer Group. Individual position salary levels are based on the responsibilities of the specific executive officer compared to similar positions at the companies comprising the Base Peer Group. Additionally, several positions are selected each year for benchmarking against general industry data to verify that the peer group data is consistent with industry base salary levels overall. In addition to this comparison data, actual salary levels take into account individual performance and experience and overall proficiency relative to individual performance goals established each year. These individual performance goals are established at the beginning of the year by the executive officer’s supervisor or in the case of Mr. Madison, our Chief Executive Officer (“CEO”), jointly by our Compensation Committee and our Nominating/Governance Committee.

Our policy is to set base salary levels for our executive officers as a group, including the named executives, approximately 8% to 10% below the 50th percentile based on the Base Peer Group’s regressed data. Including 2006 base salary increases, actual base salary levels for our executive officer group, including the named executives were 93.3% of market, or 6.7% below the 50th percentile. Increases in base salaries for 2006 for continuing executive officers, other than our CEO, were recommended by our CEO, and approved by both our Compensation Committee and our board of directors in January 2006. Increases in base salaries for 2007 for continuing executive officers, other than our CEO, were recommended by our CEO and approved by both our Compensation Committee and our board of directors in January 2007. Base salary increases for our CEO for 2006 and 2007 were recommended jointly by the Compensation Committee and Nominating/Governance Committee for approval by the board of directors in January 2006 and 2007, respectively.

In considering individual performance or contributions and base salary levels as compared to the Base Peer Group, certain executive officers, including the named executives, were awarded merit lump sum payments in lieu of base salary increases. Merit lump sum payments recognize positive performance when base pay has reached or exceeded our base pay policy target. Merit lump sum payments also are approved by the Compensation Committee and board of directors each January. Merit lump sum payments were made to eight executive officers in 2006 and three executive officers in 2007. For 2006, base salary and merit lump sum increases approved for all executive officers averaged 4.4%.

Annual Cash Bonus

We maintain a short-term, performance-based cash bonus plan, the Company’s Annual Incentive Plan (“AIP”), that applies to our executive officers, as well as certain other key employees nominated by our CEO and approved annually by our Compensation Committee. For executive officer compensation purposes, we set target AIP awards levels for each executive officer position using the regressed market data from the Base Peer Group. Actual performance is measured against either the Incentive Peer Group or internal, pre-determined targets as described below. Depending on an individual’s experience and proficiency in their position, target AIP award levels range from the 50th percentile up to the 75th percentile of the Base Peer Group. It is our policy that each executive officer’s target AIP award level not exceed the 75th percentile of the Base Peer Group.

Target award levels for our executive officers, other than our CEO, are recommended by our CEO and approved by our Compensation Committee in December of each year for the upcoming year. For 2006 and 2007, target award levels for our executive officers ranged from 20% to 70% of base salary. Target 2006 AIP levels for the named executives are shown in the table narrative accompanying the “Grants of Plan-Based Awards” table on page 30. The amount of an individual’s actual award is further subject to the discretion of our Compensation Committee and may be increased or decreased by up to 25% for outstanding performance in achieving specific individual performance goals or failure to achieve such goals, respectively. These are the same performance goals described above in “Base Salary.” Such adjustments for our executive officers, other than our CEO, are recommended by our CEO and approved by our Compensation Committee, or in the case of our CEO’s performance, are jointly recommended by our Compensation Committee and our Nominating/Governance Committee for approval by our board of directors. No discretionary adjustments were made for our executive officers for the 2006 AIP awards.

AIP awards are paid in the first quarter of the year following the fiscal year for which the award is earned.

For 2006, AIP contained the following components:

•

Financial Performance—55% of the AIP award was based on actual fully diluted earnings per share (“EPS”) compared to budgeted fully diluted earnings per share, as well as the Company’s relative return on equity (“ROE”) ranking versus the Incentive Peer Group. The top and bottom performing companies in the Incentive Peer Group were removed from the relative ROE ranking calculation to further normalize the comparable performance data. A performance matrix containing different EPS and ROE levels was approved by our Compensation Committee prior to the beginning of the AIP plan year. EPS of $1.30 and a relative ROE ranking between the 50th and 59th percentile were established as target level performance for the 2006 AIP. The minimum payout level versus target for the financial performance measure was 0% while the maximum payout level was 200% versus target.

•	Operational Performance—45% of the AIP award was based on two operational measures.

-	Customer Satisfaction—35% of the AIP award was based on our achieving a percent of electric service customers “very satisfied” with their overall service at least ten percentage points higher than the comparable score for other Louisiana electric utilities and electric cooperatives. The surveys that capture these statistics are performed by an independent third-party. This portion of the AIP award is paid on an all or none basis, and is not subject to adjustment.

-	Performance Management—10% of the AIP award was based on each individual participant’s timely completing annual performance plans, annual performance reviews and associated face-to-face meetings with employees. Achievement of this component is verified by our Human Resources department and is incorporated into the AIP pursuant to our efforts to promote personal responsibility and accountability. This portion of the AIP award is paid on an all or none basis, and is not subject to adjustment.

•	Safety Performance—every employee, including our executive officers, was eligible to receive up to $400 should we achieve certain safety targets. Each target was valued at $100. The four targets were:

-	Ranking in the EEI top quartile for personal injuries (not met in 2006);

-	Having fewer personal injuries in 2006 versus 2005 (not met in 2006);

-	Ranking in the EEI top quartile for vehicle accidents (not met in 2006), and;

-	Having fewer vehicle accidents in 2006 versus 2005 (not met in 2006).

Based on the aforementioned, the maximum overall 2006 AIP payout was 155% of target. Our Compensation Committee approved an overall AIP award of 107.34% of target for the 2006 AIP. See the discussion of “Non-Equity Incentive Plan Compensation” beginning on page 27 for details of the 2006 AIP award calculations.

In December 2006, our Compensation Committee approved the removal of the performance management measure for the 2007 AIP. In its place will be a safety measure based on ranking in the EEI top quartile for personal injuries and accidents. The weight of this measure will be 15% of the AIP award. The weight of the electric service customer satisfaction measure was reduced to 30% of the AIP award.

Equity Incentives

Under our shareholder-approved LTIP, our executive officers are eligible to receive performance-based and other grants of restricted stock, related opportunity shares, common stock equivalent units, restricted unit grant awards, related opportunity units, stock options and stock appreciation rights, each giving them the right to receive or purchase shares of our common stock under specified circumstances or to receive cash awards based on our common stock price appreciation or the achievement of pre-established long-term performance goals. The number of shares of our common stock and other awards granted to our executive officers under the LTIP is based on competitive compensation practices of the Base Peer Group and our actual performance is compared to companies in the Incentive Peer Group. Our LTIP grants are heavily oriented toward performance-based restricted stock rather than time-based restricted stock awards, stock options or stock appreciation rights. Our relative use of performance-based restricted stock versus time-based restricted stock is approximately three times higher than the Base Peer Group. This is done to further link management’s actions to the interests of Cleco and our shareholders.

Performance-Based Restricted Stock

Our primary equity incentive mechanism is an annual grant in the form of performance-based restricted stock and/or common stock equivalent units (“CEUs”). The restricted stock is 50% of the overall grant and represents shares of Cleco common stock reserved in the executive officer’s name at a zero cost basis to the executive officer. CEUs are the other 50% of the overall grant. CEUs are accounted for like Cleco common stock, but are not actual shares reserved in the executive officer’s name. Rather CEUs are tracked in a bookkeeping account. At the end of the performance cycle the equivalent value represented by the CEUs will be paid in cash to the executive officer rather than in the form of Cleco common stock. The Compensation Committee awards CEUs to provide the participant a means to pay taxes on the restricted shares since the restricted shares are subject to a holding period after the performance cycle ends. The LTIP performance cycle is three years – the grant year plus the two years following the grant year. For the 2006 grant year, the performance cycle covers January 1, 2006 to December 31, 2008. These grants are made as a percentage of base salary after evaluation of Base Peer Group practices, by position. For the performance cycle covering January 1, 2004 to December 31, 2006, grant levels for our then-executive officers ranged from 12% to 75% of base salary. For the performance cycle covering January 1, 2006 to December 31, 2008, target grant levels for our executive officers ranged from 15% to 110% of base salary. The increase in the 2006 LTIP percentages results from our Compensation Committee’s decision, for the 2006 and future grant year periods, to remove the tax gross-up feature for performance-based restricted stock awards. This decision was based upon review of and comparison to the Base Peer Group’s practices. The higher award percentage going forward, on an after-tax basis, is intended to yield essentially the same value as previous periods since our executive officers will now carry the tax burden on such awards.

Target LTIP levels for the named executives are shown in the table narrative beginning on page 30 under “Estimated Future Payments under Equity Incentive Plan Awards (LTIP).”

The LTIP award for the performance cycle concluded on December 31, 2006, as well as the two open LTIP performance cycles each contains the following components:

Base Salary at Cycle Start	×	Individual Incentive Target Percentage	×	Payout Associated with 3-Yr. Relative Rank in Total Shareholder Return	=	LTIP Award

The LTIP award is calculated using the following steps:

Step 1: Establish target award shares.

Taking the base salary multiplied by the individual incentive target percentage yields a target dollar LTIP award for each participant. Both the base salary and individual incentive target percentage are established by our Compensation Committee in January of the year in which the performance cycle commences. This dollar amount is converted to an equal number of restricted shares and CEUs using (1) the closing price of our common stock on the first trading day of the performance cycle and (2) incorporating a 20% discount factor to adjust each individual target award for (i) the performance characteristics of our grants versus the Base Peer Group and (ii) risk of forfeiture over the three-year performance cycle. The equal allocation between restricted stock and CEUs was determined by the Compensation Committee so that adequate cash proceeds are available for the participant to pay taxes on the restricted stock shares, if awarded.

Step 2: Calculate total shareholder return and relative rank.

Total shareholder return is determined by the appreciation of the share price over the three-year performance cycle plus the value of quarterly dividends reinvested throughout the three-year performance cycle divided by the share price at the beginning of the three-year performance cycle. This percentage value is then compared to all companies in the Incentive Peer Group, excluding the highest and lowest performing companies, to determine a percentile ranking.

Depending on the percentile ranking, awards can range from a low of 0% to a maximum of 200% of target. A minimum 30th percentile ranking is required in order to qualify for an award. Additionally, starting with the 2006 performance cycle, cash dividends on target shares and CEUs granted are held in a bookkeeping account and are not payable unless and until the performance cycle awards are paid and then such dividends are paid pro-rata in relation to the percentage payout level up to a maximum of 100% of target.

Awards made pursuant to such LTIP performance-based grants are further subject to a three-year holding period beyond the end of the performance cycle. This holding period helps ensure stock ownership among the executive officers.

Based on the aforementioned, our Compensation Committee approved an overall award level of 129.0% of target for the LTIP performance cycle which ended on December 31, 2006. See discussion on page 34 under “Stock Awards” for additional discussion of the payout level.

Time-Based Restricted Stock

From time to time, we grant time-based restricted shares and/or unrestricted shares of our common stock to our executive officers. Such grants are typically associated with mid-year job changes or at the time of hiring an executive officer from outside Cleco. The grant of time-based restricted shares and/or unrestricted shares of our common stock is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. The award condition is continued employment at the time of vesting, which is typically three years after the grant date. Taxes on time-based restricted stock are borne by the executive officer. No such grants were awarded in 2006.

Stock Options

We may also grant stock options to our executive officers from time-to-time. The grant of stock options is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interests with those of our shareholders. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Consequently, grants may start to be exercised beginning in year four extending through year ten.

The number of stock options granted and the eligible recipients are determined by our Compensation Committee based on our CEO’s recommendation which incorporates an evaluation of the recipient’s contributions to our performance, as well as the recipient’s position and salary level. Stock option grants made to a group of employees, including one or more executive officers have been approved typically at regularly scheduled board meetings in April or July. Such grants have been made to encourage employee retention, to compensate certain key contributing employees whose job levels do not otherwise qualify them to participate in the LTIP, to increase certain key contributing employees’ total direct cash compensation relative to the Base Peer Group or other similar comparable peer group when total direct compensation is below market, and/or to recognize otherwise outstanding individual performance when such grants are made.

We may also grant stock options to one or more executive officers individually pursuant to the overall annual review of officer compensation compared to the Base Peer Group, or upon a hiring. Such grants are determined not only with the intent to link incentives and rewards directly to the price of our common stock, but also to provide further incentives in support of major ongoing strategic initiatives when our Compensation Committee determines total compensation would otherwise be below the 50th percentile of the Base Peer Group. As such, the balance between stock option and performance-based restricted stock is, in part, a function of the executive officer’s total compensation compared to the Base Peer Group. These individually based grant decisions are typically made and approved at regularly scheduled board meetings in January at the same time as other annual compensation adjustments. A grant of a stock option to purchase 60,000 shares of our common stock was made to Mr. Madison, our CEO, in January 2006.

Our Compensation Committee and our board of directors routinely review potential material non-public information during the timeframe grant decisions are deliberated, as such non-public information and grant decisions are part of the regularly scheduled board meeting process. Customarily, such potential material non-public information does not impact grant decision timing. Further, grant decisions have been made on a fairly definitive schedule as described above.

The exercise price of all stock options is set on the grant date and equals the average of the high and low trading prices of our common stock on the grant date, rounded to the nearest 1/8th.

Stock Appreciation Rights

We have not granted any stock appreciation rights under the terms of the LTIP since its adoption.

Stock Ownership Requirements

Through the equity programs described above, Company executive officers and other key employees are provided opportunities to accumulate stock ownership. We believe such ownership helps align management’s actions with the interests of our shareholders. We do not maintain a formal equity ownership policy or guideline, but instead rely on the three-year restricted stock performance cycles and the ensuing three-year holding periods to accomplish the same outcome. This enables our executive officers to build stock ownership over time rather than to mandate stock purchases outside the LTIP. Our Compensation Committee relies on its outside independent consultant for guidance on typical ownership levels, and we annually monitor the ownership of our executive officers, including the named executives.

Executive Officer Benefits and Perquisites

Within the context of our overall compensation philosophy, we monitor other compensation elements we believe support the goal of attracting and retaining top executive officer talent. We periodically evaluate these programs for proper design and content.

Nonqualified Deferred Compensation Plan

The Deferred Compensation Plan is intended to provide a mechanism for directors, executive officers and certain key employees to defer receipt and taxation of certain forms of compensation. We offer this plan to afford eligible participants the opportunity to further defer taxable income beyond what is available through the 401(k) Savings Plan. The 30 executive officers and other key employees eligible to participate in this plan are allowed to defer up to 50% of base salary and up to 100% of annual cash bonus. Employee eligibility is generally determined on the basis of position level, salary level, and whether the employee is taking full advantage of the saving and matching opportunities available through the 401(k) Savings Plan. Actual participation in the plan is discretionary at the participant’s election.

Supplemental Executive Retirement Plan

We maintain the SERP for the benefit of our executive officers, other than assistant officers. The SERP is designed to attract and retain talented executive officers who have contributed and will continue to contribute to our overall success, and is a prevalent benefit component within the peer groups. The SERP, when combined with payments from our defined benefit pension plan and payments received from other prior employers’ retirement plans, provides retirement income up to 65% of an executive officer’s final compensation at age 65 and who has a minimum of 10 years of service, or other shorter service period designated by us. The SERP benefit is reduced by two percent per year for each year under age 65, with a minimum benefit of 45 percent of final compensation. The SERP also contains a supplemental death benefit. Please see the “Pension Benefits” table on page 35 for the present value of accumulated SERP benefits for the named executives and additional narrative discussion of the SERP’s features.

Change in Employment Status and Change in Control Events

We enter into employment agreements with our executive officers and certain other key employees in an effort to attract and retain executive officer talent and to ensure their actions align with the interests of Cleco and its shareholders in the event of a change in control. Additionally these agreements specify various separation events wherein the executive officer agrees to certain post-employment conditions that protect our intellectual property, human capital and confidential information. The level of exit payments and benefits provided under the executive employment agreements is determined by position within the organization. The President & CEO, President & Chief Operating Officer (“COO”), Cleco Power, Senior Vice President & Chief Financial Officer (“CFO”), Senior Vice President & COO, Cleco Midstream Resources, and, all other Senior Vice Presidents have executed Level 1 agreements; all Vice Presidents and other officers have executed Level 2 agreements; General Managers and assistant officers have executed Level 3 agreements.

Please see the section beginning on page 38 titled “Potential Payments at Termination or Change in Control” for a quantification of the material terms and exit payments and benefits associated with the Level 1 agreements applying to the named executives.

Perquisites and Other Benefits

We may make available the following perquisites to our executive officers:

•	Financial planning—from time-to-time, we provide financial planning services for our executive officers;

•	Executive officer physicals—we require and pay for an annual physical for our executive officers;

•	Club memberships—we pay membership fees as determined on a case-by-case basis. Presently, we pay dues for Mr. Madison’s membership to the Southern Trace Golf Course and Club;

•

Spousal/companion travel—in connection with the various industry, governmental, civic and entertainment activities of our executive officers, we pay for spousal/companion travel associated with such events; or

•

Relocation program—in addition to our standard relocation policy available to all employees, we maintain a policy whereby our executive officers and other key employees may request we pay realtor and certain other closing fees should the officer or key employee sell their primary residence or that we purchase the officer’s or key employee’s primary residence at the greater of its cost or average appraised value.

Please see the section beginning on page 28 titled “All Other Compensation” for details of specific perquisites and their value for the named executives.

Our executive officers, including the named executives, also participate in our other benefit plans on the same terms as all of our other employees. These plans include paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan; and the 401(k) Savings Plan.

Board Process and Independent Review of Compensation Program

Our Compensation Committee reviews and approves all compensation market information, pay adjustment recommendations and awards made pursuant to the AIP and LTIP for our executive officers. Our Compensation Committee also approves awards made pursuant to the AIP and LTIP for all non-officer participants.

For our CEO, our Compensation Committee, jointly with our Nominating/Governance Committee annually formulates a performance evaluation document approximately in October. The evaluation assesses our CEO’s performance related to leadership, financial and operating results, board relations, and other material considerations as specified by the committees. The evaluation results, as well as these results in consideration of prior compensation decisions, are then incorporated into our Compensation Committee’s compensation adjustment decisions in January. Compensation market information and guidance on adjustment decisions are provided by our Compensation Committee’s outside independent advisor, Hewitt Associates LLC (Hewitt). Other services provided for our Compensation Committee by Hewitt are outlined fully below.

For the remaining executive officers, our CEO works with Hewitt and our Senior Vice President, Corporate Services to review compensation market information, to review prior compensation decisions and to recommend compensation adjustments to our Compensation Committee each January. Additionally, a performance evaluation is completed each December, for every executive officer by the officer’s supervisor, which is incorporated into the recommendations. Executive officers are also required to complete performance plans in January. These performance plans generally contain business unit specific financial and operating goals and/or completion requirements for major business unit level projects, and are used as part of the performance evaluation process. Senior vice presidents who have officer direct reports also participate in this compensation adjustment process by completing performance evaluations, by reviewing job-specific compensation market information, by reviewing prior compensation decisions and by making recommendations to our CEO regarding compensation adjustments. Generally, this process governs all compensation adjustments. Material changes to compensation typically result from promotions, one-time special awards for outstanding individual performance, or in the case of a downward material change, a failure to achieve individual performance targets. Our Compensation Committee reviews and approves all compensation adjustments for our executive officers.

Our Compensation Committee has engaged Hewitt to consult on matters concerning executive officer compensation. Hewitt acts at the direction of our Compensation Committee and is independent of management. Our Compensation Committee determines Hewitt’s ongoing engagement activities, including the preparation of compensation comparisons based on information regarding comparable businesses of a similar size and operational scope to Cleco. Hewitt endeavors to keep our Compensation Committee informed of executive officer compensation trends and regulatory/compliance developments.

Our Nominating/Governance Committee engages Hewitt to consult on matters concerning board of director compensation and works with the Compensation Committee in setting the compensation of our board chairman. In its analysis of board compensation, our Nominating/Governance Committee reviews competitive market information from the Base Peer Group which includes annual retainer fees for members and the board chair, annual retainer fees for committee chairs, per meeting fees for committee members and equity award levels. Our Compensation Committee conducts a similar review with respect to the board chairman’s compensation. For the past four years, the committees have made recommendations regarding adjustments and revisions to the compensation of the board of directors at their July meetings. Details of director compensation are shown in the “Director Compensation” table on page 42. Retainer fees were last changed effective for the fourth quarter of 2004, based on board approval in July 2004. Per meeting fees were last changed effective January 2006 based on board approval in July 2005.

Recoupment of Incentive Awards

It has been the Compensation Committee’s practice to adjust and/or defer incentive awards when changes to the financial or operational measures used to determine those awards are anticipated or determined. In January 2007, the Compensation Committee instructed management to further research the issue and to develop potential amending language, for consideration by the Compensation Committee and the board of directors, which would provide for the recoupment of incentive awards in the event downward adjustments are made to a measure upon which an award was based.

U.S. Federal Income Tax Consequences

Restricted Stock

A participant who receives a grant of restricted shares under the LTIP does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which:

•	Performance-based restricted stock vests to the participant based on the performance cycle completing and an award determination being made by our Compensation Committee, or

•	Restrictions lapse on time-based restricted stock as evidenced by the shares being freely transferable and no longer being subject to substantial risk of forfeiture.

The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. The participant may elect to recognize income at the time the shares are awarded, which is equal to the fair market value of the shares less the cash, if any, paid for the shares.

We receive a compensation expense deduction, for tax purposes, in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse, or in the taxable year of the award if the participant filed a timely election to accelerate their recognition of income.

Stock Options

Nonqualified stock options issued under the LTIP do not give rise to taxable income to the recipients at the time of grant, because they do not have a readily determinable market value. Ordinary income is recognized by the recipient and a tax deduction is recognized by the Company when the option is exercised. The amount recognized is equal to the excess of the fair market value of the stock on the option exercise date over the exercise price. Currently, the Company does not have any incentive stock options outstanding.

Internal Revenue Code (“IRC”) Section 162(m)

Section 162(m) of the IRC (“Section 162(m)”) limits to $1,000,000 in a taxable year the deduction we may claim for compensation paid to an executive officer, unless certain performance-based requirements are met. We have taken action where possible and considered appropriate to preserve the deductibility of compensation paid to our executive officers. Our Compensation Committee also may award compensation that might not be fully tax deductible when such grants are nonetheless in the best interests of Cleco and its shareholders. We generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options, restricted stock, restricted stock units, and other performance-based awards under the LTIP.

Under the LTIP, which was presented to our shareholders and approved at the 2000 annual meeting, our Compensation Committee has the discretion to determine whether to make grants or awards contingent upon the achievement of objective performance goals necessary to qualify as performance-based compensation under Section 162(m). At our 2005 annual meeting of shareholders, our shareholders voted to renew the performance goals set forth in the LTIP in order to allow certain grants and awards to continue to qualify as performance-based compensation deductible under Section 162(m). Our Compensation Committee will continue to review our executive officer compensation practices to determine if elements of executive officer compensation qualify as “performance-based compensation” under the IRC and will seek to preserve tax deductions for executive officer compensation to the extent consistent with our Compensation Committee’s determination of compensation arrangements necessary and appropriate to achieve our business goals and align with the interests of our shareholders.

IRC Section 409A

On October 22, 2004 the American Jobs Creation Act of 2004 was signed into law, enacting a new Section 409A of the IRC and changing the tax rules relating to nonqualified deferred compensation. Our nonqualified deferred compensation plans are subject to this new Section 409A, as are certain of the incentive awards under our LTIP and some of the payments or benefits provided under our executive employment agreements. The consequence of a violation of Section 409A is immediate taxation and an additional excise tax on the recipient of the compensation. While final regulations have not yet been issued, we believe our nonqualified deferred compensation plans, incentive awards and employment agreements have been structured and operated in a manner that is in good faith compliance with, or otherwise exempt from, Section 409A of the IRC.

2007 Compensation

In January 2007, the Compensation Committee approved the following compensation components for the named executive officers:

Name	2007 Base Salary	2007 Merit Lump Sum	2007 AIP Target	2007 - 2009 LTIP Cycle
				Number of Threshold Shares	Number of Target Shares	Number of Maximum Shares
Mr. Madison	$452,500	$0	70%	7,956	24,478	48,956
Ms. Nolen	$240,000	$0	45%	2,302	7,082	14,164
Ms. Samil	$310,500	$0	60%	3,722	11,452	22,904
Mr. Charlton	$218,000	$0	40%	1,917	5,896	11,792
Mr. Fontenot	$202,000	$7,070	40%	1,292	3,974	7,948

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H	I	J
Michael H. Madison,	2006	$422,116	$0	$399,331	$44,054	$319,344	$1,532,738	$121,132	$2,838,715
President & CEO
Kathleen F. Nolen,	2006	$220,615	$0	$115,794	$6,153	$107,235	$278,158	$98,216	$826,171
SVP & CFO
Dilek Samil, President	2006	$304,078	$0	$228,216	$1,120	$177,115	$301,564	$196,458	$1,208,551
& COO—Cleco Power
Samuel H. Charlton III,	2006	$227,000	$0	$133,001	$0	$93,603	$99,469	$156,654	$709,727
SVP & COO—Cleco Midstream Resources
William G. Fontenot,	2006	$210,008	$0	$111,200	$0	$86,736	$0	$129,652	$537,596
VP—Regulated Generation Development
FORMER EXECUTIVE OFFICERS:
R. O’Neal Chadwick, Jr.,	2006	$159,773	$0	$64,187	$3,517	$101,250	$0	$263,365	$592,092
SVP & General Counsel (1)
Mark H. Segura, VP—	2006	$165,688	$0	$43,750	$7,691	$52,129	$711,980	$290,975	$1,272,213
Transmission & Distribution Services (2)

(1)	Effective August 14, 2006, Mr. Chadwick ceased to be the Senior Vice President and General Counsel of the Company.
(2)	Mr. Segura passed away on October 7, 2006.
(3)	See Cleco Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (“2006 Form 10-K”), Note 7 to the financial statements for a discussion of the valuation of these stock awards.
(4)	See Cleco Corporation’s 2006 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these option awards.

General

The Summary Compensation Table sets forth individual compensation information for the CEO, the CFO, the three other most highly compensated executive officers of Cleco and its affiliates, as well as two former executive officers, for services rendered in all capacities to Cleco and its affiliates during the fiscal year ended December 31, 2006. Compensation components represent both payments made to the named executive during the year and other forms of compensation, as follows:

•

Columns C, “Salary;” D, “Bonus;” G, “Non-Equity Incentive Plan Compensation;” and I, “All Other Compensation” represent cash compensation earned, received, and/or paid on behalf of the named executive in 2006.

•

Awards shown in Columns E, “Stock Awards,” and F, “Option Awards,” represent non-cash compensation items which may or may not result in an actual award being received by the named executive depending on the nature and timing of the grant and until certain performance objectives are achieved. In the case of stock awards shown in Column E, an award was earned and received for amounts included that relate to the three-year LTIP performance cycle ended December 31, 2006 and the three-year service period related to the 2004 retention stock grant. An award has yet to be earned or received for amounts included that relate to the 2005 through 2007 LTIP performance cycle, the 2006 through 2008 LTIP performance cycle and the 2005 retention stock grant made to Mr. Madison, Ms. Nolen and Ms. Samil.

•

The amounts shown in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent changes in the actuarial value of accrued benefits during 2006 under the Company’s defined benefit pension plan and the SERP, as well as any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan. As such, Column H values represent compensation that will be payable to the named executive in future years, generally as post-employment retirement payments.

Salary

Data in Column C includes pay for time worked, as well as pay for time not worked, such as vacation, sick leave, jury duty, bereavement and holidays. The salary levels of each of the named executives are determined by a review of market data for companies comparable in size and scope to Cleco, as discussed on page 15 of the CD&A under “Base Salary.” In some instances, merit lump sum payments are used to recognize positive performance when base pay has reached or exceeded the Company’s base pay policy target, and are included in the salary column. Deferrals of base pay pursuant to the Deferred Compensation Plan by Mr. Madison and Mr. Segura, $63,317 and $22,394, respectively, also are included in the salary column and are further detailed in the “Nonqualified Deferred Compensation” table on page 37.

As described in the CD&A, adjustments to base pay are recommended to the Compensation Committee on an annual basis, and if approved, are implemented in late January. The Company’s compensation philosophy on base pay is to position its executive officers, in the aggregate, 8% to 10% below the market midpoint. For 2006, executive officers as a group were 6.7% below the market midpoint.

Bonus

Column D, “Bonus” includes non-plan-based, discretionary incentives earned during 2006. No such awards were earned in 2006 by the named executives.

Stock Awards

Column E reflects grants of Cleco common stock to our named executives. Such awards include performance-based restricted stock and common stock equivalent unit grants and time-based service award grants. Performance-based awards are granted annually as discussed in the CD&A. Column E includes amounts expensed by us during the year for the performance-based grants covering the three-year performance cycle ended December 31, 2006 and three-year cycles ending December 31, 2007 and December 31, 2008. Column E also includes amounts expensed by us for service award grants approved by the Compensation Committee in January 2004 and May 2005. Receipt of the performance-based shares is contingent on the performance of the Company over a three-year period compared to companies in the Incentive Peer Group. The sole performance measure for each of the three-year performance cycles is total shareholder return (“TSR”). TSR is a function of stock price appreciation over the three-year performance cycle plus the value of dividends reinvested over the same period. Target performance is achieved if Cleco’s TSR over the three-year performance cycle ranks at approximately the 50th percentile of the Incentive Peer Group. A complete discussion of the LTIP and the Incentive Peer Group is contained in the CD&A.

The dollar value of the LTIP grants in Column E is based on the grant date fair value as required by Statement of Financial Accounting Standards No. 123R (“SFAS No. 123(R)”), Share-based Payment, and does not represent compensation received by the named executives during 2006. The SFAS No. 123(R) value is determined by the Company’s actuary (Watson Wyatt Worldwide) and reflects a “fair value” estimate over the requisite performance cycle based on Cleco’s historical stock price volatility and dividend yield data compared to each company in the Incentive Peer Group. For the three performance-based cycles applicable to Column E, the value of Cleco common stock used pursuant to SFAS No. 123(R) was $20.91 per share for the 2004 to 2006 cycle, $24.98 per share for the 2005 to 2007 cycle, and $24.85 per share for the 2006 to 2008 cycle. For the two time-based service awards, the value of Cleco common stock used pursuant to SFAS No. 123(R) was $19.18 per share for the January 2004 award and $20.34 per share for the May 2005 award.

For the three-year performance-based cycle commencing in January 2006, the potential threshold, target and maximum dollar values associated with this award are shown below by named executive:

	2006 LTIP
Name	Threshold Value	Target Value (Column E)	Maximum Value
Mr. Madison	$220,966	$679,896	$1,359,792
Ms. Nolen	$52,483	$161,426	$322,851
Ms. Samil	$106,358	$327,225	$654,450
Mr. Charlton	$56,708	$174,397	$348,795
Mr. Fontenot	$38,219	$117,541	$235,081
Mr. Chadwick	$12,077	$37,126	$74,252
Mr. Segura	$8,971	$27,534	$55,068

The number of target shares that corresponds to the dollar value listed in Column E is listed in Column G, “Grants of Plan-Based Awards” table. Further detail concerning the threshold and maximum award levels is also shown in the “Grants of Plan-Based Awards” table and discussion that follows.

Option Awards

Column F, “Option Awards” reflects amounts expensed by us during 2006 for grants made to executive officers. Such grants provide our executive officers the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value as required by SFAS No. 123(R). Mr. Madison was granted an option to purchase 60,000 shares of Cleco common stock at $22.00 per share in January 2006. The SFAS No. 123(R) value for the options granted to Mr. Madison was actuarially determined to be $4.97 per option share. This value does not represent cash received by Mr. Madison in 2006, but potential earnings contingent on the Company’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interests with those of our shareholders.

Non-Equity Incentive Plan Compensation

Column G, “Non-Equity Incentive Plan Compensation” contains cash awards earned during 2006 and paid in March 2007 under the AIP.

The AIP goals for 2006 were related to financial performance, customer satisfaction, performance management, and safety. The financial goal measured Cleco’s EPS against a pre-established target of $1.30 per fully diluted share and the Company’s ROE relative to those companies contained in the Incentive Peer Group. Payout on the financial measure was determined by the placement of actual EPS and relative ROE on a matrix approved by the Compensation Committee at its January 2006 meeting. The financial measure represented 55% of each executive officer’s target. The electric service customer satisfaction goal, representing 35% of the target, was to achieve a percentage of “highly satisfied” electric service customers that exceeded the Louisiana utility average by 10%. The performance management goal, 10% of the target, was for the timely completion of performance evaluations for 2006 and performance plans for 2007 for all direct reports. The customer satisfaction and performance management measures are considered “all or nothing” measures. The safety measure encompassed four goals, each with a potential payout of $100—(1) continuous improvement towards zero (i.e., fewer than 2005) on personal injuries; (2) personal injury incident rate in the top quartile of EEI companies; (3) continuous improvement towards zero (i.e., fewer than 2005) on vehicle accidents; and (4) vehicle accident frequency rate within the top quartile of EEI companies.

The actual results of each of the AIP measures for 2006 were as follows and aggregate to represent the compensation earned in Column G:

•

EPS/ROE—the Company reported earnings for 2006 at $1.36 per share and the Company’s relative ROE, as verified by Hewitt Associates, was in the 46th percentile of the Incentive Peer Group, resulting in a payout equal to 113.35% of the 55% weighting.

•

Customer Satisfaction—as determined by an independent survey, the percentage of “very satisfied” Cleco electric service customers was 58% compared to the Louisiana utility average of 44%, resulting in a target payout.

•	Performance Management—each of the named executives completed performance evaluations and updated performance plans for each of their direct reports in a timely manner, resulting in a target payout.

•

Safety—(1) there was no improvement in personal injuries from 2005 to 2006; (2) the Company’s injury incident rate did not fall within the top quartile of EEI companies; (3) there was no improvement in vehicle accidents from 2005 to 2006; and (4) the Company’s accident frequency rate did not fall within the top quartile of EEI companies; resulting in no Safety payout.

The resulting total AIP payout for 2006 was 107.34% of target as approved by the Compensation Committee in February 2007 and paid to current executive officers in March 2007. Pursuant to the terms of his employment agreement, Mr. Chadwick received an amount equal to his target bonus as severance at his separation in August 2006. In accordance with provisions of the AIP, Mr. Segura’s estate received a prorated payout from the AIP based on the number of months he worked in 2006 prior to his death in October.

Mr. Madison and Mr. Fontenot have elected to defer 100% and 35%, respectively, of the 2006 AIP payout pursuant to the Deferred Compensation Plan.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The values in Column H represent the aggregate increase in the actuarial present value of benefits earned by each named executive during 2006 under the Company’s defined benefit pension plan (“Pension Plan”) and the SERP, including the supplemental death benefit provided by the SERP. These values are actuarially determined and do not represent cash received by the named executives in 2006; rather, these amounts are annual service costs deducted as operating expenses by the Company in connection with projected future retirement payments expected to be made to each named executive as set forth in the “Pension Benefits” table on page 35.

Changes in the present value of the Pension and the SERP from 2006 to 2007 result from an additional year of earned service, compensation changes and the increase (or decrease) in value caused by the change in the discount rate used to value the obligation.

Column H would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2006.

All Other Compensation

Column I, “All Other Compensation” includes the following:

•	Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on Cleco common stock.

•	Amounts contributed or accrued by Cleco under the 401(k) Savings Plan on behalf of the named executives.

•	Term life insurance premiums paid for the benefit of the named executives.

•	Expenses incurred for spousal or companion travel on Company business.

•	Reimbursement to Mr. Madison for membership dues paid to the Southern Trace Golf Course and Club.

•

Value of the tax gross-up paid in December 2006 associated with the award of shares under the LTIP for the three-year performance cycle ended December 31, 2005 and, in the case of separation from the Company by Mr. Chadwick and Mr. Segura, for the tax gross-up payments for the three-year performance cycles ending December 31, 2006 and December 31, 2007.

•	FICA tax paid by the Company on the annual increase in the named executive’s SERP benefit.

•	Cash severance paid to Mr. Chadwick as a condition of his execution of a release and waiver upon his separation from the Company.

The values of each of the “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Cleco Contributions to 401(k) Savings Plan	Taxable Group Term Life Insurance Premiums	Spousal/ Companion Travel	Membership Dues	LTIP Tax Gross-Up	FICA Tax on SERP	Severance	Total Other Compensation
Mr. Madison	$20,588	$8,800	$810	$12,902	$1,370	$65,945	$10,718	$0	$121,132
Ms. Nolen	$7,502	$8,800	$138	$0	$0	$80,261	$1,515	$0	$98,216
Ms. Samil	$14,247	$5,882	$330	$0	$0	$171,999	$4,000	$0	$196,458
Mr. Charlton	$8,960	$7,660	$1,362	$829	$0	$133,311	$4,531	$0	$156,654
Mr. Fontenot	$8,706	$8,800	$18	$0	$0	$111,365	$764	$0	$129,652
Mr. Chadwick	$6,495	$8,382	$92	$0	$0	$217,287	$6,109	$25,000	$263,365
Mr. Segura	$4,605	$8,489	$103	$0	$0	$277,777	$0	$0	$290,975

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards (AIP)			Estimated Future Payments Under Equity Incentive Plan Awards (LTIP)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Stock Closing Price on Grant Date (if different from Grant Price)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
A	B	C	D	E	F	G	H	I	J	K	L
Mr. Madison	01/01/06	$98,175	$297,500	$461,125	8,892	27,360	54,720
	01/27/06								60,000	$22.00	$22.07
Ms. Nolen	01/01/06	$32,967	$99,900	$154,845	2,112	6,496	12,992
Ms. Samil	01/01/06	$54,450	$165,000	$255,750	4,280	13,168	26,336
Mr. Charlton	01/01/06	$28,776	$87,200	$135,160	2,282	7,018	14,036
Mr. Fontenot	01/01/06	$26,664	$80,800	$125,240	1,538	4,730	9,460
Mr. Chadwick (1)	01/01/06	$0	$0	$0	486	1,494	2,988
Mr. Segura (2)	01/01/06	$16,025	$48,560	$75,268	362	1,108	2,216

(1)	Mr. Chadwick was not eligible for a payout under the 2006 AIP. His 2006 LTIP target has been adjusted to reflect the number of days worked in the 2006 through 2008 performance cycle.
(2)	Mr. Segura’s target for the 2006 AIP has been adjusted to reflect the number of months worked in the plan year. His 2006 LTIP target has been adjusted to reflect the number of days worked in the 2006 through 2008 performance cycle.

General

The target values for each of the incentive plans—AIP and LTIP—are determined annually as part of a comprehensive review of executive officer compensation. This review, conducted by Hewitt the independent compensation consultant retained by the Compensation Committee, includes comparisons of base salary and annual and long-term incentive levels of Cleco executive officers versus the Base Peer Group as detailed in the CD&A, “Executive Officers Compensation Program Policy.” Targets for both the AIP and the LTIP are established as a percentage of base salary and stated in their dollar equivalent in the table above.

Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP)

The AIP, which is designed to reward the achievement of short-term financial and operational goals, has a minimum payout of zero, a threshold payout of 33% of target and a maximum possible payout of 155% of target. Since the operational performance goals (performance management and customer satisfaction) and safety goals are paid on an all or none basis and are not subject to adjustment, the only measure contributing to a potential threshold payout under the AIP is the financial performance goal (earnings per share and relative return on equity). A threshold AIP payout is made when the EPS target value is achieved and the Company’s relative ROE is in the 1st through the 29th percentile of the Incentive Peer Group. A target award is paid when the EPS target is achieved and relative ROE is in the 50th through the 59th percentile. A maximum payout is made when EPS is $0.12 above target and relative ROE is in the 75th through the 100th percentile of the Incentive Peer Group. The values in Columns C, D, and E in the “Grants of Plan-Based Awards” table represent the potential AIP payout dollars for the threshold, target and maximum payouts, respectively. The chart below lists the corresponding payout percentages by named executive. Mr. Chadwick is excluded from this data, because he was not eligible to receive a 2006 AIP award.

	2006 AIP
Name	Threshold as % of Base Salary	Target as % of Base Salary	Maximum as % of Base Salary
Mr. Madison	23.10%	70%	108.50%
Ms. Nolen	14.85%	45%	69.75%
Ms. Samil	18.15%	55%	85.25%
Mr. Charlton	13.20%	40%	62.00%
Mr. Fontenot	13.20%	40%	62.00%
Mr. Segura	11.55%	35%	54.25%

See “Executive Officers Compensation—Summary Compensation Table—Non-Equity Incentive Plan Compensation” for a discussion of 2006 AIP awards.

Estimated Future Payments under Equity Incentive Plan Awards (LTIP)

The LTIP, which is designed to reward the successful development and implementation of long-term business strategies and to align executive officers’ interests with those of the Cleco’s stakeholders, has a minimum payout of 0% of target and a maximum possible payout of 200%. The sole performance measure used for the three-year LTIP performance cycle beginning January 1, 2006 and ending December 31, 2008 is Cleco’s TSR relative to those companies contained in the Incentive Peer Group. This relative performance is determined by dividing the TSR percentile ranking equally across 14 levels. The percentile ranking range is from 0% to 100%. The maximum payout of 200% is payable if the relative TSR percentile ranking is at the 100th percentile. A threshold payout of 32.5% is payable if the relative TSR percentile ranking is between the 30.7 and 38.3 percentile. A TSR percentile ranking below the 30.7 percentile will result in no award. Payouts between threshold and maximum are calculated on a straight-line basis. A detailed discussion of how target shares granted are determined is contained in the CD&A, “Equity Incentives—Performance-Based Restricted Stock.”

The shares listed in Columns F, G, and H in the “Grants of Plan-Based Awards” table represent the potential payouts under the LTIP for the 2006 through 2008 performance cycle. The chart below details the target payout for each of the named executives expressed as a percentage of base salary.

Name	2006 LTIP Target as % of Base Salary
Mr. Madison	110%
Ms. Nolen	50%
Ms. Samil	75%
Mr. Charlton	55%
Mr. Fontenot	40%
Mr. Chadwick	55%
Mr. Segura	40%

Option Awards

In January 2006, our board of directors granted to the CEO a nonqualified option to purchase 60,000 shares of Cleco common stock. These options were granted to provide incentive and reward to Mr. Madison for implementation and execution of strategic corporate initiatives, to bring his total direct compensation further into line with the market, and to align his incentive potential with the interests of shareholders. The exercise price of the options is $22.00, the average of the high and low prices (rounded to the nearest eighth) of Cleco common stock on the date of the grant. The options vest in one-third increments per year beginning on the third anniversary of the date of the grant, as long as Mr. Madison remains a Cleco employee, and expire ten years from the date of grant, or January 27, 2016.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - # Exercisable	Number of Securities Underlying Unexercised Options - # Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
A	B	C	D		E	F	G	H	I
Mr. Madison	3,000 0	6,000 60,000	$ $	16.375 22.000	10/01/2013 01/27/2016	5,950	$150,119	44,285	$1,117,311
Ms. Nolen	3,000 3,334 3,333 3,333 4,000 3,334	0 0 0 0 0 1,666	$ $ $ $ $ $	16.125 19.205 20.355 21.580 22.250 24.250	07/23/2009 07/23/2009 07/23/2009 07/23/2009 07/27/2011 04/17/2012	2,485	$62,697	12,347	$311,515
Ms. Samil	9,000 614	0 1,226	$ $	20.375 16.250	10/01/2011 07/25/2013	2,325	$58,660	26,673	$672,960
Mr. Charlton	6,000 10,000 10,000 10,000 7,000	0 0 0 0 0	$ $ $ $ $	17.315 20.620 21.860 23.170 22.250	04/28/2010 04/28/2010 04/28/2010 04/28/2010 07/27/2011	769	$19,402	16,205	$408,852
Mr. Fontenot	9,000 16,667 16,667 16,666 7,000	0 0 0 0 0	$ $ $ $ $	16.125 19.205 20.355 21.580 22.250	07/23/2009 07/23/2009 07/23/2009 07/23/2009 07/27/2011	1,537	$38,779	12,866	$324,609
Mr. Chadwick (2)	0	0				0	$0	1,494	$37,694
Mr. Segura (3)	16,667 16,667 16,666 10,000 5,000	0 0 0 0 2,500	$ $ $ $ $	19.205 20.355 21.580 22.250 24.250	10/07/2007 10/07/2007 10/07/2007 10/07/2007 04/17/2008	0	$0	1,108	$27,955

(1)	Valued at $25.23 per share, the closing price of Cleco common stock on December 29, 2006 (the last NYSE trading day of 2006).
(2)	Effective August 14, 2006, Mr. Chadwick ceased to be the Senior Vice President and General Counsel of the Company. He was allowed to exercise his vested options as of such date (5,167 shares) and any unvested options as of such date were forfeited. Outstanding equity incentive awards represent a pro-rated portion of target shares granted to Mr. Chadwick for the LTIP cycle beginning January 1, 2006. The number of pro-rated shares was calculated using the ratio of days worked in the three-year performance cycle to total days in the performance cycle multiplied by the original target.
(3)	Mr. Segura passed away on October 7, 2006. His legal representative generally will have a one-year period following the date of his death to exercise any options that were vested as of the date of his death. Outstanding equity incentive awards represent a pro-rated portion of target shares granted to Mr. Segura for the LTIP cycle beginning January 1, 2006. The number of pro-rated shares was calculated using the ratio of days worked in the three-year performance cycle to total days in the performance cycle multiplied by the original target.

General

In addition to the restricted stock and common stock equivalent units granted in 2006, the named executives each have outstanding grants issued prior to 2006. This table details the outstanding equity-related awards as of December 31, 2006.

Option Awards

The outstanding options shown in Columns B and C represent grants made over the period July 1999 to January 2006. All grants are exercisable beginning in year three (3) and fully exercisable after five (5) years, with one-third vesting on the third anniversary of the grant, one-third on the fourth anniversary, and the final third on the fifth anniversary. All grants expire 10 years from the date of grant as shown in Column E. Option exercise prices shown in Column D are set at the fair market value on the date of grant or at an assumed growth rate above the fair market value on the date of grant. The fair market value on the date of grant is calculated as the average of the high and low trading prices of Cleco common stock on the date of grant rounded to the nearest eighth.

Stock Awards

The shares in Column F represent grants of time-based restricted stock made to the named executives in January 2004 and/or May 2005. The criterion for the lapse of restrictions on these shares is continued employment. The shares granted in January 2004 were awarded in recognition of outstanding work performance and vested on December 31, 2006. The shares granted in May 2005 were awarded to certain executive officers upon promotion to new positions following the retirement of the Company’s then-CEO. The market values for these stock awards are based on the closing price of Cleco common stock on December 29, 2006.

The shares in Column H represent target shares granted under the LTIP for the three-year performance cycles beginning January 1, 2004, January 1, 2005, and January 1, 2006. The market values for these stock awards are based on the closing price of Cleco common stock on December 29, 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. Madison	0	$0	4,275	$97,488
Ms. Nolen	0	$0	5,203	$118,651
Ms. Samil	0	$0	11,150	$254,268
Mr. Charlton	0	$0	8,642	$197,076
Mr. Fontenot	0	$0	7,335	$167,270
Mr. Chadwick	5,167	$131,190	20,709	$501,635
Mr. Segura	9,400	$202,382	16,845	$410,998

General

The “Option Exercises and Stock Vested” table details the value received during 2006 by each of the named executives as a result of the exercising of options and/or vesting (i.e. the lapse of restrictions) of previously awarded restricted stock.

Option Awards

The value realized on exercise of options (Column C) is based on the closing price of Cleco common stock on the date of exercise. Mr. Chadwick exercised 5,167 options on December 12, 2006. The closing price of Cleco common stock on that date was $25.39. Mr. Segura exercised 9,400 options on March 17, 2006. The closing price of Cleco common stock on that date was $21.53.

Stock Awards

The number of stock award shares vested in Column D represents shares awarded in January 2006 for the three-year LTIP cycle ended December 31, 2005. The payout on this LTIP cycle (unlike the current and future cycles described in the CD&A) was determined by the Company’s performance on two pre-determined measures – return on investment (“ROI”) over the period January 1, 2003 through December 31, 2005, and growth in net income over the same period, each representing 50% of the target payout. The goal for ROI, established prior to the beginning of the performance cycle, was 26.4%. The goal for growth in net income, also established prior to the beginning of the performance cycle, was 7.4%. Based on data verified by Hewitt Associates, the Company’s independent compensation consultant, the Company’s ROI for the performance cycle was 25.4%, or 96.1% of target. The Company’s growth in net income for the performance cycle was 115.9%, exceeding the maximum payout level. This performance cycle also contained a “payout trigger.” In order for an award to be made, the Company had to achieve a relative Total Shareholder Return over the three-year performance cycle at or above the 40th percentile of companies included in the S&P MidCap Electric and Multi Utilities Index. Cleco’s rank, as verified by Hewitt Associates, was at the 65th percentile, allowing a payout as follows:

ROI – 96.1% of target	42.5%	payout
Growth in net income – 100% of target	100.0%	payout

Total Payout	142.5%

The value of the LTIP award (Column E) was determined based on the closing price of the Company’s stock on the date of award, or in the case of the opportunity shares (shares awarded for above-target performance), 180 days following the date of the award, as required by IRC Section 83. Details of the LTIP shares awarded to each of the named executives and their corresponding values were:

	LTIP Performance Cycle Ended December 31, 2005
Name	Target Shares (#)	Target Share Value ($ per share)	Opportunity Shares (#)	Opportunity Share Value ($ per share)	Total Value
Mr. Madison	3,000	$21.99	1,275	$24.72	$97,488
Ms. Nolen	3,651	$21.99	1,552	$24.72	$118,651
Ms. Samil	7,824	$21.99	3,326	$24.72	$254,268
Mr. Charlton	6,064	$21.99	2,578	$24.72	$197,076
Mr. Fontenot	5,147	$21.99	2,188	$24.72	$167,270
Mr. Chadwick	5,286	$21.99	2,247	$24.72	$171,785
Mr. Segura	4,503	$21.99	1,914	$24.72	$146,335

In addition to the LTIP shares awarded for the three-year performance cycle ended December 31, 2005, Mr. Chadwick and Mr. Segura also were awarded pro-rata portions of target and opportunity shares for the LTIP three-year performance cycles ending December 31, 2006 and December 31, 2007, at separation and death, respectively. In addition, Mr. Chadwick was awarded a pro-rata portion of time-based restricted shares granted in January 2004. The number of pro-rated shares for each of the LTIP cycles and for the time-based restricted shares was determined by the number of days worked in each of the LTIP performance cycles and time-based restricted shares holding period. The value assigned to the shares awarded at termination of employment was determined based on the closing price of Cleco common stock on August 14, 2006 for Mr. Chadwick and on October 9, 2006 (the first trading day following his death) for Mr. Segura. At separation, Mr. Chadwick was awarded 13,176 additional shares of Cleco common stock with a total value of $329,850. At his death, Mr. Segura was awarded 10,428 additional shares of Cleco common stock with a total value of $264,663.

The values shown above do not include the value of the tax gross-up associated with the award of LTIP shares for the three-year performance cycle ended December 31, 2005, and in the case of Mr. Chadwick and Mr. Segura, shares awarded at separation and death, respectively. Historically, the value of the gross-up has added approximately 67% to the value of the award, which is taken into account when target award levels are compared to the Base Peer Group. These values are reflected in Column I, “All Other Compensation,” of the Summary Compensation Table and are detailed by named executive in the “All Other Compensation” discussion beginning on page 28.

Pension Benefits

Name	Plan Name(s)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Mr. Madison	Cleco Corporation Pension Plan Cleco Corporation SERP	3 3	$ $	127,252 4,359,101	$ $	0 0

Ms. Nolen	Cleco Corporation Pension Plan Cleco Corporation SERP	23 23	$ $	429,118 757,966	$ $	0 0

Ms. Samil	Cleco Corporation Pension Plan Cleco Corporation SERP	5 5	$ $	129,370 1,782,719	$ $	0 0

Mr. Charlton	Cleco Corporation Pension Plan Cleco Corporation SERP	5 9	$ $	232,650 2,481,492	$ $	0 0

Mr. Fontenot	Cleco Corporation Pension Plan Cleco Corporation SERP	20 20	$ $	324,493 637,913	$ $	0 0

Mr. Chadwick	Cleco Corporation Pension Plan Cleco Corporation SERP	6 6	$ $	153,396 840,098	$ $	0 0

Mr. Segura	Cleco Corporation Pension Plan Cleco Corporation SERP	21 21	$ $	235,269 1,569,634	$ $	0 15,417

General

The Company provides executive officers who meet certain tenure requirements benefits from the Pension Plan and the SERP. Vesting in the Pension Plan requires five (5) years of service with the Company. All of the named executives are fully vested in the qualified plan with the exception of Mr. Madison, who will be fully vested on October 1, 2008. Vesting in the SERP requires ten (10) years of service; however, as a condition of their employment, Mr. Madison, Ms. Samil, Mr. Charlton, and Mr. Chadwick were allowed shorter vesting periods in the SERP, four (4) years, five (5) years, five (5) years and five (5) years, respectively. All of the named executives are fully vested in the SERP with the exception of Mr. Madison, who will be fully vested on October 1, 2007.

The present value of each of the named executive’s accumulated benefit values was actuarially calculated and represents the values as of January 1, 2007. These calculations were made pursuant to the terms and conditions of the SERP (see “SERP” beginning on page 36) using the projected unit credit method for valuation purposes. The discount rate used was the same as set forth in Note 9 of the “Notes to Financial Statements” in the Company’s 2006 Form 10-K, or 5.9%. Other material assumptions relating to the SERP valuation include annual compensation increases of 5.0%; use of the 1994 Group Annuity Tables for mortality; assumed retirement at age 62; retirement payments in the form of joint and 100% survivor with 10 years certain payment.

The sum of the change in actuarial value of the Pension Plan during 2006 and the change in value of the SERP is included in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the Summary Compensation Table.

Pension Plan

The Cleco Corporation Pension Plan as amended, restated and continued effective January 1, 2001, is a defined benefit plan funded entirely by employer contributions. Benefits under the plan are determined by years of service and the average of the highest annual earnings over five (5) consecutive years during the last 10 years of service preceding retirement. Earnings include base pay, cash bonuses, merit lump sums, imputed income with respect to life insurance premiums paid by the Company, pre-tax contributions to the 401(k) Savings Plan, salary deferrals to the Deferred Compensation Plan, and any other form of payment taxable under IRC Section 3401(a). Earnings exclude reimbursement of expenses, gifts, severance pay, moving expenses, outplacement assistance, relocation allowances, welfare benefits, payments for opting out of employer welfare benefit plans, benefits accrued (other than salary deferrals) or paid pursuant to the Deferred Compensation Plan, the value of benefits accrued or paid (including dividends) under the LTIP, income from the exercise of stock options, and income from disqualifying stock dispositions. For 2006, the amount of earnings was limited to $220,000 as prescribed by the Internal Revenue Service (“IRS”).

The formula for calculating the defined benefit under the Pension Plan is as follows:

1.	Defined Benefit = Annual Benefit + Supplement Benefit

2.	Annual Benefit = Final Average Earnings X Years of Service X Pension Factor

3.	Supplement Benefit = (Final Average Earnings — Social Security Covered Compensation) X Years of Service X .0065

The pension factor varies with the retirement year. For 2006, the applicable factor was 1.39%. Social Security covered income is prescribed by the IRS based on the year of birth.

Benefits from the Pension Plan are generally paid at normal, late or early retirement dates. Normal retirement entitles the participant to a full retirement pension at age 65 with five years of service. A participant may elect to delay retirement past age 65 as long as he/she is actively employed. Years of service continue to accumulate (up to a maximum of 35) and earnings continue to count toward the final average compensation calculation. If a participant chooses to retire after age 55 but before normal retirement age, the amount of the annual pension benefit is reduced by 3% per year between ages 55 and 62, such that at age 55 the normal pension benefit would be reduced by 21%.

Mr. Chadwick was fully vested in the Pension Plan; however, because his employment ended prior to age 55, his benefit will be reduced to 79% of the calculated benefit assuming he elects to begin receiving his benefit at age 55.

Mr. Segura was also fully vested in the Pension Plan. A portion of his vested benefit will be paid to a former spouse under the terms of a Qualified Domestic Relations Order. However, since Mr. Segura died while an employee of the Company and was not survived by a current spouse, the remainder of his vested benefit will be forfeited.

SERP

The SERP, when combined with payments from the Pension Plan and payments received from any prior employers’ retirement plans, provides retirement income up to 65 percent of an executive officer’s final SERP-qualifying compensation at age 65. The SERP benefit is reduced by two percent per year for each year under age 65, with a minimum benefit of 45 percent of final compensation. This benefit amount is also subject to the early retirement reduction factors similar to the Pension Plan. For example, if a SERP participant elects retirement at age 55, the SERP benefit would be 45% of final compensation reduced another 21% for early retirement, which would yield a SERP benefit equal to 35.6% of final compensation. Final compensation under the SERP is based on the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest AIP awards paid to the participant during the preceding 60 months. The calculated SERP benefit is reduced by the benefit provided under the Pension Plan, as well as pension payments received from former employers. Mr. Madison and Ms. Samil will receive reduced payments from the SERP because of pension payments to be received from former employers.

The SERP also contains a supplemental death benefit. Regardless of the number of years of service, if a SERP participant dies while actively employed, the amount of the supplemental death benefit is equal to the sum of two times the participant’s annual base salary as of the date of death and the participant’s target bonus payable under the AIP for the year in which death occurs. If a participant dies after commencement of benefits under the SERP (i.e., following retirement), the amount of the supplemental death benefit is equal to the sum of the participant’s final annual base salary and the participant’s target bonus payable under the AIP for the year in which the participant retired or otherwise terminated employment.

Nonqualified Deferred Compensation

Name	Executive officer contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
A	B	C	D	E	F
Mr. Madison	$443,486	$0	$63,424	$0	$811,762
Ms. Nolen	$0	$0	$0	$0	$0
Ms. Samil	$108,355	$0	$93,077	$0	$911,334
Mr. Charlton	$0	$0	$0	$0	$0
Mr. Fontenot	$42,008	$0	$11,311	$0	$147,417
Mr. Chadwick (1)	$65,350	$0	$8,035	$0	$91,248
Mr. Segura (2)	$22,394	$0	$70,090	$254,486	$329,215

(1)	Mr. Chadwick has elected distribution from his account at age 55 in the form of a lump sum payment.
(2)	A portion of Mr. Segura’s account was distributed to his former spouse as settlement pursuant to a Qualified Domestic Relations Order. The remainder of his account will be distributed to his named beneficiary in five substantially equal annual installments, the first payment of which was made in 2006.

Deferred Compensation

The named executives and other key employees are eligible to participate in the Company’s Deferred Compensation Plan. Participants are allowed to defer up to 50 percent of their base salary and up to 100 percent of their annual cash bonus, as reported in Columns C and G in the Summary Compensation Table. Consequently, the executive officer contributions listed in Column B above are made by the participant and not by Cleco. Mr. Madison, Ms. Samil, Mr. Fontenot, Mr. Chadwick and Mr. Segura elected to participate in the Deferred Compensation Plan during 2006. Deferral elections were made prior to the beginning of 2006 as required by the then-proposed regulations under IRC Section 409A. There are no matching contributions made by the Company.

Deferrals become general funds for use by the Company to be repaid at a pre-specified date to the participant. Short-term deferrals may be paid out as early as five years following the end of the plan year (i.e., year in which compensation was earned). Retirement deferrals are paid at the later of termination of service or the attainment of an age specified by the participant. Amounts deferred are placed in mutual fund investment accounts managed by a third-party administrator. A bookkeeping account is maintained for each participant that records deferred salary and/or bonus as well as earnings on deferred amounts. Earnings are determined by the performance of various mutual funds selected based on risk/return criteria similar to the 401(k) Savings Plan. Each participant selects the mutual funds which will be used to determine the earnings on their accounts. The

Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings (as these terms are defined under the SEC regulations) on compensation deferred under the plan. As such, the plan does not provide a guaranteed rate of return.

On average, the year-end balances shown in Column F are made up of 85% salary and bonus deferrals made solely by executive officers and 15% earnings on such deferrals.

Potential Payments at Termination or Change in Control

Our named executives are eligible to receive post-employment retirement payments upon early or normal retirement, as discussed in the Pension Plan and SERP sections starting on page 36. We also have entered Level 1 employment agreements with each of the named executives, except for Mr. Fontenot who has executed a Level 2 agreement. These agreements are substantially the same for each individual and generally provide for exit payments and/or post-employment and benefit payments pursuant to three related types of “triggering” events: (i) resignation by the named executive or the named executive’s termination for cause; (ii) termination due to death, disability or good reason (which can be either termination without cause or constructive termination), or (iii) termination associated with a business transaction or change in control. In the case of a constructive termination, there must be a material reduction in the named executive’s pay or benefits, a material reduction in the named executive’s authority, or a material breach of the named executive’s employment agreement by the Company. In the case of a change in control, there must be a second triggering event within from 60 days prior to 36 months after the transaction before exit and/or post-employment payments and benefits are provided; the named executive must be terminated or suffer a change in job status that negatively affects pay or terminates a benefit, experience a significant change or reduction in job duties or experience a change in job location. Payments are defined in the employment agreement and/or in underlying plan documents referenced by the employment agreement. Referenced underlying plan documents include the AIP, LTIP, Pension Plan and SERP. The triggering events were selected by the Compensation Committee based on a 1999 study of prevailing market practices among companies similar to Cleco that was performed by TBG Financial and Watson Wyatt Worldwide.

Exit payments and post-employment and/or benefit payments for the termination events are listed in the following table. In the event of a resignation by the named executive, no exit payments are provided, but the named executive is eligible to receive the annual retirement benefit payable shown in the table under “Retirement.” In the event the named executive is terminated for cause, no exit or post-employment payments or SERP benefits are provided; however, the named executive is eligible to receive a Pension Plan benefit, as listed in the table. All payments are made in conformance with the “good-faith” requirements of the pending final regulations of IRC Section 409A.

	Mr. Madison	Ms. Nolen	Ms. Samil	Mr. Charlton	Mr. Fontenot
Retirement (1)
One-time payments to Named Executive upon retirement	$1,125,422	$400,036	$785,002	$496,809	$462,151
Tax payments made on behalf of Named Executive at retirement	$479,197	$165,694	$380,748	$261,439	$229,524
Annual retirement benefit payable to Named Executive	$210,576	$107,280	$144,576	$196,752	$108,372
Disability (2)
One-time payments to Named Executive upon disability	$1,125,422	$400,036	$785,002	$496,809	$462,151
Tax payments made on behalf of Named Executive at disability	$479,197	$165,694	$380,748	$261,439	$229,524
Annual disability benefit payable to Named Executive prior to retirement	$360,072	$135,792	$206,532	$196,752	$137,172
Annual retirement benefit payable to Named Executive	$300,636	$135,780	$183,000	$196,752	$137,172
Death (3)
One-time payments to Designated Beneficiary or Estate upon death	$2,272,922	$943,936	$1,550,002	$1,020,009	$946,951
Tax payments made on behalf of Named Executive upon death	$479,197	$165,694	$380,748	$261,439	$229,524
Annual survivor benefit payable to Spouse, Beneficiary or Estate - Year 1	$425,000	$222,000	$300,000	$218,000	$202,000
Annual survivor benefit payable to Spouse, Beneficiary or Estate - Years 2+	$180,038	$135,787	$206,534	$196,747	$137,173
Termination for Cause (1)
Annual retirement benefit payable to Named Executive	$0	$54,636	$13,332	$17,832	$50,628
Constructive Termination/Termination Without Cause (4)
One-time payments to Named Executive upon termination	$1,650,869	$722,483	$1,185,449	$1,142,256	$764,598
Tax payments made on behalf of Named Executive upon termination	$479,197	$165,694	$380,748	$261,439	$229,524
Annual medical plan continuation benefit payable to Named Executive for 1.5 years	$5,572	$0	$10,360	$4,281	$9,844
Business Transaction (5)
One-time payments to Named Executive upon termination	$3,182,687	$1,083,072	$1,945,026	$1,854,553	$1,046,245
Tax payments made on behalf of Named Executive upon termination	$572,204	$197,812	$456,580	$310,596	$275,064
Incremental annual retirement benefit payable to Named Executive	$107,072	$25,497	$38,783	$20,122	$29,065
Annual medical plan continuation benefit payable to Named Executive for 1.5 years	$5,572	$0	$10,360	$4,281	$9,844
Change in Control (6)
One-time payments to Named Executive upon termination	$8,070,937	$2,782,626	$4,807,974	$2,986,051	$2,632,955
Tax payments made on behalf of Named Executive upon termination	$572,204	$197,812	$456,580	$310,596	$275,064
Incremental annual retirement benefit payable to Named Executive	$107,072	$25,497	$38,783	$20,122	$29,065
Annual medical plan continuation benefit payable to Named Executive for 3 years	$5,572	$0	$10,360	$4,281	$9,844

(1)	One-time payments include a pro-rated share of 2006 AIP target, a pro-rated share of time-based restricted stock, and a pro-rated share of target and opportunity shares of restricted stock for the 2004 through 2006 and 2005 through 2007 LTIP performance cycles. Estimated income taxes owed on the restricted stock are paid by the Company to the respective taxing authority. Estimated annual retirement benefits payable are provided pursuant to the Pension Plan and SERP in the case of retirement, and pursuant to the Pension Plan only in the case of a termination for cause. Payment estimates are calculated using the assumptions set forth in the narrative discussion following the “Pension Benefits” table and assuming credited service through December 31, 2006. In the case of Mr. Madison and Mr. Charlton, the annual retirement benefit payable assumes their retirement as of December 31, 2006. In the case of Ms. Nolen, Ms. Samil and Mr. Fontenot, the annual retirement benefit payable assumes they commence retirement benefits upon attainment of their earliest retirement age, the age of 55.

(2)	One-time payments include a pro-rated share of 2006 AIP target, a pro-rated share of time-based restricted stock, and a pro-rated share of target and opportunity shares of restricted stock for the 2004 through 2006 and 2005 through 2007 LTIP performance cycles. Estimated income taxes owed on the restricted stock are paid by the Company to the respective taxing authority. Estimated annual disability benefits payable when a total and permanent disability occurs and the estimated annual retirement benefit payable assuming the named executive attains age 65 are calculated pursuant to Pension Plan and SERP assumptions as set forth in Footnote 1, as well as SERP provisions relating to disability.
(3)	One-time payments include a pro-rated share of 2006 AIP target, a pro-rated share of time-based restricted stock, a pro-rated share of target and opportunity shares of restricted stock for the 2004 through 2006 and 2005 through 2007 LTIP performance cycles and a supplemental death benefit as provided in the SERP. Estimated income taxes owed on the restricted stock are paid by the Company to the respective taxing authority. Estimated annual survivor benefits payable to the surviving spouse for his/her remaining life, or in the case of no surviving spouse, to the designated beneficiary for a period of ten years or, if no designated beneficiary is so named, to the named executive’s estate for a period of ten years are calculated pursuant to Pension Plan and SERP assumptions as set forth in Footnote 1, as well as SERP provisions relating to death-in-service. In the case of Mr. Segura, who deceased in-service on October 7, 2006, his designated beneficiary received one-time payments totaling $699,422 ($264,663 was paid during 2006 and $434,759 was paid in February 2007), and the Company made tax payments on behalf of Mr. Segura in the amount of $277,777. Mr. Segura’s designated beneficiary will receive year one survivor benefit payments totaling $185,004 and then totaling $153,408 for years two through ten.
(4)	One-time payments include the greater of one times base pay or the remaining initial term of the named executive’s employment agreement, one times the named executive’s 2006 AIP target, a pro-rated share of non-vested time-based restricted stock, a pro-rated share of target and opportunity shares of non-vested restricted stock for the 2004 through 2006 and 2005 through 2007 LTIP performance cycles, a one-time payment for outplacement services and estimated expenses associated with the purchase of the named executive’s primary residence and associated relocation. Estimated income taxes owed on the restricted stock are paid by the Company to the respective taxing authority. Annual medical plan continuation payments are assumed to be made at prevailing Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for the coverage in force when the named executive terminated service. If the named executive is vested and of eligible retirement age, he/she also would receive the estimated annual retirement benefit payable as set forth in Footnote 1 above. In the case of Mr. Chadwick, who ceased to be the Senior Vice President and General Counsel of the Company on August 14, 2006, one-time payments totaled $681,100; taxes paid on his behalf totaled $322,926, of which $105,639 was paid in 2007; and estimated payments to continue his medical coverage for a period up to eighteen months are $13,921. Mr. Chadwick also entered into a one-year consulting agreement with the Company on August 14, 2006 wherein he will be paid $250,000 during the term of the agreement.
(5)	One-time payments include the greater of one times base pay or the remaining initial term of the named executive’s employment agreement, one times the named executive’s 2006 AIP target, vesting of all time-based restricted stock, vesting of all target and opportunity shares of restricted stock for the 2004 through 2006, 2005 through 2007 and 2006 through 2008 LTIP performance cycles and estimated expenses associated with the purchase of the named executive’s primary residence and associated relocation. Estimated income taxes owed on the restricted stock other than for the 2006 through 2008 performance cycle are paid by the Company to the respective taxing authority. The incremental annual retirement benefit payable over the retired life of the named executive would be additive to the amounts payable, upon retirement, as set forth in Footnote 1 and represents full vesting under the SERP, as well as the crediting of an additional three years of age and service. Annual medical plan continuation payments are assumed to be made at prevailing COBRA rates for the coverage in force when the named executive terminated service. If the named executive is vested and of eligible retirement age, he/she would also receive the estimated annual retirement benefit set forth in Footnote 1 above. In the case of Mr. Charlton, a business transaction would be treated as a change-in-control event, other than for IRC Section 280(G) excise taxes.
(6)	One-time payments include a payment of three times the sum of base salary and 2006 AIP target, vesting of all time-based restricted stock, vesting of all target and opportunity shares of restricted stock for the 2004 through 2006, 2005 through 2007 and 2006 through 2008 LTIP performance cycles, estimated expenses associated with the purchase of the named executive’s primary residence and associated relocation, the estimated payment to the named executive for excise taxes owed under IRC Section 280(G) and a payment equal to three times the maximum annual 401(k) Savings Plan contribution applicable to the named executive. Estimated income taxes owed on the restricted stock other than for the 2006 through 2008 performance cycle are paid by the Company to the respective taxing authority. The incremental annual retirement benefit payable over the retired life of the named executive would be additive to the amounts payable, upon retirement, as set forth in Footnote 1 and represents full vesting under the SERP, as well as the crediting of an additional three years of age and service. Annual medical plan continuation payments are assumed to be made at prevailing COBRA rates for the coverage in force when the named executive terminated service. If the named executive is vested and of eligible retirement age, he/she also would receive the estimated annual retirement benefit set forth in Footnote 1 above.

Payment of the target AIP and outplacement services allowance made under our executive employment agreements is conditioned on the execution of a waiver and release by the named executive. By such execution, the named executive agrees not to sue or file suits raising claims of discrimination, or any other claim or action regarding or relating in any way to the Company. The named executive also waives all claims, and releases the

Company from any and all claims, demands, actions, liabilities and damages relating in any way to the Company, except with respect to breach under the employment agreement. The named executive further agrees that he/she is bound by covenants concerning the use of confidential information and the non-solicitation of the Company’s employees.

The characterization of payments made pursuant to an executive employment agreement, the timing of such payments, and the identification of “key employees” are intended to comply with the proposed regulations under IRC Section 409A. Named executives are advised to consult tax counsel prior to the execution of any separation agreement.

DIRECTOR COMPENSATION

2006 Director Compensation
Name(1) (4)	Fees Earned or Paid in Cash and/or Stock ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H
J. Patrick Garrett, Chairman	$123,650	$25,176	$0	$0	$0	$319	$149,145
Sherian G. Cadoria	52,650	21,198	0	0	0	0	73,848
Richard B. Crowell (2)	52,718	22,369	0	0	0	5,778	80,865
F. Ben James, Jr.	56,500	43,518	0	0	0	5,415	105,433
Elton R. King (2)	51,744	21,198	0	0	0	5,415	78,357
William L. Marks	56,867	21,198	0	0	0	5,716	83,781
Robert T. Ratcliff, Sr. (2)	52,197	21,198	0	0	0	5,708	79,103
William H. Walker, Jr.	55,867	21,198	0	0	0	4,416	81,481
W. Larry Westbrook (2)	63,291	22,369	0	0	0	0	85,660

(1)	Mr. Madison is also a named executive officer and his compensation is included in the Summary Compensation Table on page 25. He does not receive any additional compensation for his service on the board of directors.
(2)

Mr. Crowell, Mr. King, Mr. Ratcliff and Mr. Westbrook each have elected to receive all or a portion of their compensation as a member of the board of directors of the Company in the form of Cleco common stock. Mr. Westbrook also elected to defer receipt of his compensation under the Company’s deferred compensation plan. The fair market value of Cleco common stock for purposes of calculating directors’ compensation is computed by averaging the high and low stock price at the close of business on the Monday following the quarterly board meetings. This average is rounded to the nearest 1/8th. Shares issued to the director are rounded up to a whole share, and the amount of actual compensation expense is the value of the rounded shares.

(3)	See Cleco Corporation’s 2006 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards.
(4)	Mr. Ray B. Nesbitt retired from the board of directors on April 21, 2006. His fees were prorated based on the number of months he served as a director in 2006 prior to his retirement. He was paid $27,750 in fees in 2006 and was granted a restricted stock award valued at $49,016 on January 27, 2006. The dollar value of the LTIP grants in Column C based on the grant date fair value as required by SFAS No. 123(R) was $63,225 for Mr. Nesbitt. This amount does not represent cash received by him during 2006.

General

Columns B, “Fees Earned or Paid in Cash and/or Stock;” E, Non-Equity Incentive Plan Compensation;” and G, “All Other Compensation,” represent cash and/or stock compensation earned and/or received in 2006. Amounts shown in Column C, “Stock Awards,” represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R) for annual restricted stock awards. The amounts shown in Column D, “Option Awards,” represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R). The amounts shown in Column F, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan.

A non-management director may elect to participate in the Company’s Deferred Compensation Plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock and restricted stock. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns as specified by the director upon election to participate in the plan. Investment options are similar to those provided to participants in the 401(k) Savings Plan with the additional option to invest in Cleco common stock for non-management directors. Funds may be reallocated between investments at the discretion of the director. With respect to reallocation of their investments in Cleco common stock, non-management directors must follow the guidelines provided in our Insider Trading Policy.

Accounts are payable in the form of a single-sum payment or in the form of substantially equal annual installments, not to exceed 15, when a director ceases to serve on the board of directors or attains a specified age. Cleco is continuing to review the deferred compensation plan to ensure its compliance with the American Jobs Creation Act of 2004.

Fees Earned or Paid in Cash and/or Stock

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2006, compensation for non-management directors included annual retainer and meeting fees, restricted stock awards and insurance benefits under a group accidental death and dismemberment plan.

During 2006, each non-management director received an annual retainer of $25,000 and an additional annual fee of $5,000 if the director was a chairman of a committee other than the Audit Committee, the chairman of which received an additional annual fee of $10,000. The chairman of the Executive Committee receives no additional compensation for holding that position. Effective January 1, 2006, each non-management director received the following meeting fees: $1,750 for each in-person board meeting attended; $1,500 for each in-person Audit Committee meeting attended; $1,350 for each in-person other committee meeting attended; and $500 for each day of telephone conference meeting attendance at a board or committee meeting including the informal meetings described above under “Proposal Number 1—Election of Four Class I Directors—Independence and Organization of the Board of Directors.” As chairman of the board of directors, Mr. Garrett receives an additional annual retainer of $75,000.

Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock, or a combination of both cash and stock. Directors also may elect to defer receipt of their fees under the Company’s Deferred Compensation Plan. Mr. Westbrook made such an election in 2006. Dividends credited to his deferred fees account in 2006 were $6,725. Mr. Garrett and Mr. Walker made elections to defer their fees in years past, but not in 2006. Dividends credited to their deferred fees account balances in 2006 were $6,767 and $17,875, respectively.

Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees, including travel costs for spouses/companions. During 2006, all non-management directors served the entire year, with the exception of Mr. Ray B. Nesbitt who retired in April 2006 as noted in Footnote 4 to the table above.

Stock Awards

Beginning in January 2005, each non-management director receives an annual restricted stock award of Cleco common stock valued at $40,000, not to exceed 5,000 shares of stock in any year. The grant date of the award is the date of the January board meeting each year, and the valuation date of the stock is the first trading day of the year. The number of shares to be issued is determined by dividing 85% of the stock price on the valuation date into $40,000. Directors are not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock applicable to the award lapse after a six-year period measured from the date of the award or at the director’s retirement if earlier, and the stock cannot be sold or transferred during this period.

The dollar value of the stock awards in Column C is based on the grant date fair value as required by SFAS No. 123(R) and does not represent cash received by the directors during 2006. The amounts may vary by director based on a director’s age and remaining years of service, such as the case with Mr. Nesbitt due to his retirement in April 2006. Other factors may affect this amount, such as the $20,000 grant of restricted stock made to Mr. Garrett in July 2005. This grant was approved by the board of directors and awarded to Mr. Garrett for service related to his duties as chairman of the board.

Option Awards

Column D, “Option Awards,” reflects grants made to the Company’s directors providing them the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value as required by SFAS No. 123(R). No stock options were granted to directors in 2006. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align directors’ interests with those of our shareholders.

On October 6, 2006, Mr. Crowell exercised 5,000 stock options at an exercise price of $17.75. The shares acquired upon exercise of these options are included in the direct shares reported for Mr. Crowell in the “Security Ownership of Directors and Management” table on page 10.

Non-Equity Incentive Plan Compensation

There were no non-equity incentive plan awards to the Company’s directors in 2006.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Column F would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2006. Cleco does not provide its directors with a pension plan.

All Other Compensation

Column G, “All Other Compensation,” includes the following:

•

Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on shares of Cleco common stock. General Cadoria, Mr. Garrett, Mr. Walker and Mr. Westbrook have elected to defer all or some of their restricted stock awards. Dividends on deferred restricted shares of Cleco common stock are not paid in cash, but instead are credited to the director’s deferred compensation account. Dividends credited in 2006 on deferred restricted stock balances were as follows: General Cadoria, $6,298; Mr. Garrett, $7,280; Mr. Walker, $4,271; and Mr. Westbrook, $5,740. Effective January 1, 2006, Mr. Walker made an election to stop deferring receipt of his restricted stock award. The dividends credited are not included in the table below or in Column G of the table above. Dividends of $1,354 on restricted stock not yet vested were paid to Mr. Nesbitt prior to his retirement.

•	Expenses incurred for spousal/companion travel on Company business. Such expenses paid in 2006 for Mr. Nesbitt’s spouse prior to his retirement in April 2006 totaled $167.

The values of the two “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Spousal/ Companion Travel	Total Other Compensation
Mr. Garrett	$0	$319	$319
General Cadoria	$0	$0	$0
Mr. Crowell	$5,415	$363	$5,778
Mr. James	$5,415	$0	$5,415
Mr. King	$5,415	$0	$5,415
Mr. Marks	$5,415	$301	$5,716
Mr. Ratcliff	$5,415	$293	$5,708
Mr. Walker	$2,005	$2,411	$4,416
Mr. Westbrook	$0	$0	$0

Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco. The total premium paid in 2006 for all coverage (exempt employees, officers, and directors) under this plan was $17,050.

Stock Ownership Requirements

In July 2005, the board of directors adopted stock ownership guidelines for its members. Under the guidelines, Cleco recommends that its current directors own common stock of Cleco having a value equal to at least five times the annual board retainer. New directors will have three years following their election to the board to meet this recommended stock ownership level, and current directors will have three years following each increase in the annual board retainer to meet this recommended stock ownership level. The intent of the guidelines is to encourage stock ownership by directors. Where the guidelines are not met within the applicable time, the matter will be reviewed by the Nominating/Governance Committee, which may determine to waive the guidelines or to make an appropriate recommendation to the board of directors. All current non-management directors meet these guidelines.

Interests of the Board of Directors

In 2006, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Four Class I Directors—Independence and Organization of the Board of Directors” above), includes four directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in July 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Compensation Committee is directly responsible for evaluating and establishing Cleco’s compensation and benefits philosophy as it relates to officers and other key employees; for establishing associated compensation and benefit plans and compensation and benefits levels of Cleco’s officers and other key employees; for retaining an independent consultant to advise the Compensation Committee on industry executive officer compensation and benefit practices and peer group comparisons; for annually evaluating, in conjunction with the Nominating/Governance Committee, the performance of the CEO in light of Cleco’s goals and objectives; for reviewing the CD&A with management and approving its content; for periodically reviewing the compensation practices and levels for Cleco’s board of director members and committee chairpersons; and for annually evaluating its own performance based upon the procedures recommended by the Nominating/Governance Committee of the board.

The Compensation Committee held four meetings during 2006 at which each of the above listed responsibilities was addressed. During these meetings, the Compensation Committee also met with its third-party consultant independent of management. The Compensation Committee also held one phone meeting during 2006.

Based on the review and discussions referred to above, the Compensation Committee approved the inclusion of the CD&A and related required compensation disclosure tables in Cleco’s Proxy Statement and Notice of Annual Meeting of Shareholders to be held on April 20, 2007, for filing with the SEC.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

F. Ben James, Jr.

Elton R. King

William L. Marks

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. There are no matters relating to interlocks or insider participation of the Compensation Committee members that Cleco is required to report.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Four Class I Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Westbrook is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in April 2006, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Auditors”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Independent Auditors; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct.

The Audit Committee held eleven meetings, six of which were formal telephone meetings, during 2006. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors, the Independent Auditors, and management.

During these meetings, the Audit Committee reviewed and discussed the financial statements with management of Cleco and the Independent Auditors. The discussions with the Independent Auditors included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statements No. 89 and 90, (Audit Committee Communications). In addition, the Audit Committee received the written disclosures and the letter regarding independence from the Independent Auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed this information with the Independent Auditors.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

W. L. Westbrook, Chairman

Brig. General Sherian G. Cadoria (U.S. Army Retired)

Richard B. Crowell

F. Ben James, Jr.

Robert T. Ratcliff, Sr.

PROPOSAL NUMBER 2—RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cleco is asking the shareholders to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The Audit Committee has appointed PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2007. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in Cleco’s and its shareholders’ best interests. Section 301 of the Sarbanes-Oxley Act of 2002 provides that the Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of Cleco’s independent registered public accounting firm.

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, or its predecessor, Coopers & Lybrand LLP, has served as auditors of Cleco and its predecessor continuously since 1952. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting of shareholders. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit	$2,239,475	$2,504,884
Audit Related	47,959	118,600
Tax	681,863	173,236
All Other	6,240	—

Total	$2,975,537	$2,796,720

The Audit fees for the years ended December 31, 2006 and 2005, respectively were for professional services rendered for the audits of Cleco’s consolidated financial statements; the audit of the financial statements of certain Cleco subsidiaries; the audit of the effectiveness of our internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; consents and the issuance of comfort letters; and the review of documents filed with the SEC. The Audit fees for 2006 include $0.7 million associated with the 2005 audit of Cleco’s financial statements and $0.1 million related to an independence investigation pertaining to an allegation associated with auditor independence and other matters.

The Audit Related fees for the years ended December 31, 2006 and 2005, respectively, were for accounting consultations and professional services rendered for the employee defined contribution benefit plan audit.

The Tax fees for the years ended December 31, 2006 and 2005, respectively, were for services related to tax compliance reviews, tax planning and tax advice, including assistance with and representation in tax audits and appeals; tax services for employee benefit plans; and requests for rulings or technical advice from tax authorities.

The All Other fees for the year ended December 31, 2006 were for an annual license to access a financial reporting research website.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the Independent Auditors. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided. The Independent Auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditors in accordance with this pre-approval and the fees for the services performed to date. All of the 2006 and 2005 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with the policy described above and pursuant to applicable rules of the SEC.

The board of directors unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

ANNUAL REPORT

The enclosed 2006 Annual Report and the 2006 Form 10-K, which contains Cleco’s consolidated financial statements for the year ended December 31, 2006, accompany the proxy material being mailed to all shareholders. The 2006 Annual Report and the 2006 Form 10-K are not a part of the proxy solicitation material.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2008 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2008 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 10, 2007. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2008 annual meeting of shareholders, the required notice generally must be received by the Cleco corporate secretary no later than December 27, 2007. In order for a matter to be properly presented at the meeting, the notice also must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;

•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert; and

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed.

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Bylaws at the 2008 annual meeting, the Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 29, 2007.

The notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert; and

•	the number of Cleco shares beneficially owned by each such person.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal Number 1—Election of Four Class I Directors—Director Nomination Process” in this proxy statement.

The notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;

•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert, and the number of Cleco shares beneficially owned by them; and

•

an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law.

Shareholders may obtain a copy of Cleco’s Bylaws, in which these procedures are set forth, upon written request to Corporate Secretary, Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000.

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy therefore should be completed, signed, dated, and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

Michael H. Madison
President, Chief Executive Officer and Director

March 9, 2007

APPENDIX A

MAP OF LOCATION OF ANNUAL MEETING SITE

Best Western Inn & Suites and Conference Center

A-1

APPENDIX B

CLECO CORPORATION

AUDIT COMMITTEE CHARTER

As Adopted by the Board of Directors in April 2000 and

Last Revised on April 21, 2006

I.	PURPOSE AND MISSION OF THE COMMITTEE

The primary functions of the Audit Committee are to oversee the accounting and financial reporting processes and audits of the financial statements of the Corporation, to review and approve the report that the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) rules require to be included in the Corporation’s annual proxy statement and to otherwise assist the Board of Directors. (See attached Responsibilities Calendar.)

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	The Audit Committee’s primary duties and responsibilities are to:

1.	Provide independent review of auditing, accounting and financial reporting processes;

2.	Advise the Board of Directors of needed changes in these processes;

3.	Review and evaluate the activities of both independent public auditors and internal auditors;

4.	Report regularly to the Board of Directors to review any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s internal control over financial reporting, the Corporation’s compliance with legal or regulatory requirements, and the Corporation’s antifraud program; and

5.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and adopted by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

B.	To fulfill these duties and responsibilities, the Audit Committee shall, with respect to:

1.	Committee Charter—Review and recommend to the Board of Directors changes to this Charter periodically as conditions dictate.

2.	Independent Auditors

a.	Be directly responsible for appointment, compensation, retention and oversight of the work of the independent auditors. The independent auditors will report directly to the Audit Committee;

b.	Establish procedures for pre-approval of all audit and non-audit services to be performed by the independent auditors;

c.	Assure that, on an annual basis, the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence;

d.	At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

e.	At least annually, obtain and review the report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the independent auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules, and the professional standards for performing audits and issuing audit reports;

f.	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions of the review to the full board;

g.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements;

h.	Review with the independent auditor any audit problems or difficulties and management’s response;

i.	Set clear policies on hiring employees or former employees of the independent auditors, taking into account the pressures that exist for auditors seeking a job with the Company which they audit;

j.	As determined by the Committee, ensure there is appropriate funding for payment of:

1.	Compensation of the independent auditors engaged to prepare and issue an audit report or perform other authorized audit, review or attest services;

2.	Compensation to any advisers engaged by the Committee; and

3.	Ordinary administrative expenses of the Committee.

3.	Internal Auditors

a.	Participate in the selection or removal of the Manager, Internal Audit;

b.	Annually review, revise and approve the charter of the Internal Audit Department;

c.	Review the regular internal reports to management prepared by the Internal Auditing Department and any related response from management;

d.	Review activities, organizational structure, and qualifications of the Internal Audit Department; and

e.	Periodically consult with the internal auditors out of the presence of management about internal controls and other work of the department.

4.	Financial Reporting Processes

a.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external;

b.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting;

c.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department;

d.	Assure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental/regulatory organizations and the public satisfy legal requirements;

e.	Review and approve the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

f.	Review reports from management and the independent public auditors on their assessment of the Corporation’s internal controls over financial reporting;

g.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

h.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements;

i.	Review the results of external audits in other financial, compliance and regulatory areas, including but not limited to audits of benefit trust plans, construction projects and compliance with regulatory agency rules; and

j.	Perform any other activities consistent with the Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

5.	Process Improvement

a.	Establish regular and separate systems of reporting to the Audit Committee by management, the independent auditors, the internal auditors, and other employees regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

b.	Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Review and discuss an annual report from management regarding the status and effectiveness of this complaint reporting system;

c.	As it determines necessary to carry out its duties, engage independent counsel and other advisers;

d.	Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent public auditors on suspected fraudulent activities;

e.	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements; and

f.	Review with the independent auditors, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

III.	COMPOSITION OF THE COMMITTEE

The Audit Committee and its Chairperson shall be appointed by the Board and be comprised of three or more directors as determined annually by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment from management and the Corporation. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee, (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its subsidiaries or (b) be an affiliated person of the Corporation or its subsidiaries.

As such qualifications are interpreted by the Board of Directors in its business judgment, each member shall be financially literate (have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Corporation’s Board of Directors interprets such qualification in its business judgment. The members of the Audit Committee will not serve simultaneously on the audit committees of more than three public companies.

IV.	OPERATION OF THE COMMITTEE

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with management, the manager of the Internal Auditing Department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet by telephone conference with the independent auditors and management quarterly to discuss any significant adjustments or required disclosures prior to the filing of the Form 10-Q and 10-K. The duties and responsibilities of the Audit Committee may not be delegated to other Committees of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

CLECO CORPORATION

AUDIT COMMITTEE

RESPONSIBILITIES CALENDAR

Responsibility:		When Performed
		Jan	Feb	Apr	May	Jul	Aug	Oct	Nov	As Needed
1	Approve the report in the annual proxy statement required by the SEC and the NYSE	X
2	Annually evaluate the Audit Committee’s performance	X
3	Approve the Internal Audit Annual Plan and Strategy, and revisions to the plan and strategy	X								X
4	Review and discuss quarterly reports from the external auditors, the internal auditors and management	X		X		X		X
5	Review and approve the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations.”		X		X		X		X
6	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies		X		X		X		X	X
7	Review and recommend to the Board of Directors changes to the Audit Committee Charter			X						X
8	Review and approve revisions to the Internal Audit Department Charter			X						X
9	Review and discuss an annual report from management regarding the status and effectiveness of the complaint reporting system			X
10	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions to the full board. The evaluation should include obtaining (1) a report by the auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; (2) a report from the auditor delineating all relationships between the auditors and the Company; and (3) the most recent report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules and the professional standards for performing audits and issuing audit reports							X
11	Approve appointment of the external auditor for the coming year							X
12	Receive and review reports from management on complaints received regarding accounting, internal accounting controls, or auditing matters									X
13	Pre-approve all audit and non-audit services to be performed by the independent auditors									X
14	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements									X

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors —	The Board of Directors recommends a vote FOR all the nominees listed. To elect four Class I directors each of whom will serve until the annual meeting in 2010, or until their successors are elected and qualified.

1. Election of Directors: 01 - Sherian G. Cadoria 02 - Richard B. Crowell 03 - Michael H. Madison 04 - W.L. Westbrook	+

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐

B  Proposals — The Board of Directors recommends a vote FOR Proposal 2.

For	Against	Abstain	Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

2. To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐	☐	☐

3. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.	☐

C  Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 2007

The undersigned hereby appoint(s) Michael H. Madison, Wade A. Hoefling and Judy P. Miller or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned as of the close of business on February 20, 2007, at the annual meeting of shareholders to be held on April 20, 2007, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR each of the proposals, including FOR the election of the four Class I director nominees listed on the reverse side hereof. The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2007 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

(Items to be voted appear on reverse side.)

c/o Proxy Services Corporation 200A Executive Drive Edgewood , NY 11717

VOTER CONTROL NUMBER

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Your vote is important. Please vote immediately.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. However, voting using the Internet does not allow you to cumulate votes in the election of directors. If you wish to cumulate your director votes in a specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

THE WEB ADDRESS IS www.proxyvoting.com/cleco

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL THE

PROXY CARD

THANK YOU FOR VOTING

        Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Election of Directors —	The Board of Directors recommends a vote FOR all the nominees listed. To elect four Class I directors each of whom will serve until the annual meeting in 2010, or until their successors are elected and qualified.

1. Election of Directors: 01 - Sherian G. Cadoria 02 - Richard B. Crowell 03 - Michael H. Madison 04 - W.L. Westbrook	+

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposal 2.			Instructions: Unless otherwise specified below, this proxy authorizes the trustee and the custodian named on the reverse side of this card to cumulate votes for the election of Directors with respect to the number of whole and fractional units representing shares of common and preferred stock (if any) allocated to the undersigned’s accounts in the plan(s). To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.
For	Against	Abstain

2. To ratify the Audit Committee’s      appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐	☐	☐

3. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.	☐

C  Non-Voting Items

Change of Address — Please print new address below.

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	+

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE CLECO POWER LLC 401(k) SAVINGS AND INVESTMENT PLAN

AND/OR THE CUSTODIAN OF THE CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 2007

The undersigned participant in the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, JPMorgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common and preferred stock (if any) allocated to the undersigned’s accounts in the plan(s) as of the close of business on February 20, 2007, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 20, 2007, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless instructed otherwise on the reverse side. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2007 annual meeting of shareholders with respect to common stock or preferred stock allocated to the undersigned in the plan(s).

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

*** INVESTOR PROXY VOTING ALERT ***

As you may or may not know, the New York Stock Exchange (NYSE) has filed with the U. S. Securities and Exchange Commission (SEC) a proposal to eliminate broker discretionary voting for the election of directors for all shareholder meetings held on or after January 1, 2008. Broker discretionary voting allows your broker to vote on your behalf for many management proposals (such as the election of directors) if you fail to instruct your broker to vote your shares.

If the NYSE receives SEC approval to abolish discretionary voting, then your broker may no longer be allowed to vote on your behalf. It will be necessary for you to actually vote any proxies you receive in order for your vote to be counted.

We are reaching out to all of our shareholders to inform them of this important potential change to the broker voting rules. This change is significant and could cost your company additional time and money if you, our shareholders, do not take the time to vote your proxies as soon as they are received.

We urge you to vote the enclosed proxy even though this year your broker still has discretionary authority to vote your uninstructed shares. And, we request that you vote ANY management proxies you receive in the future to help save us time and money.

If you have any questions concerning this information, please call our Shareholder Assistance office at 1-800-253-2652 or our Proxy Solicitor, Morrow & Co., Inc. at 1-800-607-0088. Morrow will be able to answer any questions you may have about this topic.

Sincerely,

Your Board of Directors